   As filed with the Securities and Exchange Commission on November 22, 1995

                                                      Registration No. 33-62193


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GLENBROOK LIFE AND ANNUITY COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       ----------------------------------
     ILLINOIS                                                               6311
(STATE OR OTHER JURISDICTION                        (PRIMARY STANDARD INDUSTRIAL
OF INCORPORATION OR ORGANIZATION)                    CLASSIFICATION CODE NUMBER)

                                   35-1113325
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                         ------------------------------

                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)
                          -----------------------------

                           MICHAEL J. VELOTTA, ESQUIRE
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       GLENBROOK LIFE AND ANNUITY COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  708/402-2400
                (NAME AND COMPLETE ADDRESS OF AGENT FOR SERVICE)
                         ------------------------------

COPIES TO:

GREGOR B. MCCURDY, ESQUIRE                              JOHN R. HEDRICK, ESQUIRE
ROUTIER AND JOHNSON, P.C.                 ALLSTATE LIFE FINANCIAL SERVICES, INC.
1700 K STREET N.W.                                             3100 SANDERS ROAD
WASHINGTON, D.C. 20006                               NORTHBROOK, ILLINOIS  60062

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The Annuity Contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box:   [x]


                         CALCULATION OF REGISTRATION FEE

                                                  PROPOSED       PROPOSED
     TITLE OF EACH                                MAXIMUM        MAXIMUM        AMOUNT
     CLASS OF                      AMOUNT         OFFERING       AGGREGATE      OF
     SECURITIES                    TO BE          PRICE          OFFERING
REGISTRATION
     TO BE REGISTERED              REGISTERED     PER UNIT       PRICE          FEE
Deferred Annuity Contracts and
 Participating Interests therein   $50,000,000      *               *           $17,241.38


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       GLENBROOK LIFE AND ANNUITY COMPANY

                              CROSS REFERENCE SHEET

                     PURSUANT TO REGULATION S-K, ITEM 501(B)

FORM S-1 ITEM NUMBER AND CAPTION                           HEADING IN PROSPECTUS
--------------------------------                           ---------------------

  1. Forepart of the Registration Statement and Out-
     side Front Cover Page of Prospectus . . . . . . . .Outside Front Cover Page

  2. Inside Front and Outside Back Cover Pages of
     Prospectus. . . . . . . . . . . . . . . . . . . . . . . .Inside Front Cover

  3. Summary Information, Risk Factors and Ratio
     of Earnings to Fixed Charges. . . . . . . . . . . . . . Inside Front Cover;
                                                             Accumulation Units;
                                                         Accumulation Unit Value

  4. Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . Investments

  5. Determination of Offering Price . . . . . . . . . . . . . .  Not Applicable

  6. Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable

  7. Selling Security Holders. . . . . . . . . . . . . . . . . . .Not Applicable

  8. Plan of Distribution. . . . . . . . . . . . . . .Purchase of the Contracts;
                                                             Distribution of the
                                                                       Contracts

  9. Description of Securities to be Registered. . . .Purchase of the Contracts;
                                                    Benefits under the Contract;
                              Charges and other Deductions; Federal Tax Matters;
                                                Taxation of Annuities in General

 10. Interests of Named Experts and Counsel. . . . . . . . . . .  Not Applicable

 11. Information with Respect to the Registrant. . . . . . .  Glenbrook Life and
                                                                 Annuity Company
                                                       and the Variable Account;
                                                        Selected Financial Data;
                                                         Competition; Employees;
                                       Properties; State and Federal Regulation;
                                Executive Officers and Directors of the Company;
                                       Executive Compensation; Legal Proceedings

 12. Disclosure of Commission Position on Indemni-
     fication for Securities Act Liabilities . . . . . . . . . .  Not Applicable

19.   Purchase of Securities Being Offered . . . . . . . . . . . . . . . . . ---
      (a)   Offering . . . . . . . . . . . . . . . . SAI:  Purchase of Contracts
      (b)   Sales load . . . . . . . . . . . . . . Distribution of the Contracts

20.   Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---
      (a)   Principal Underwriter. . . . . . . . . Distribution of the Contracts
      (b)   Continuous offering. . . . . . . . . . . SAI:  Purchase of Contracts
      (c)   Commissions. . . . . . . . . . . . . . Distribution of the Contracts
      (d)   Unaffiliated Underwriters. . . . . . . . . . . . . . . . . . . . N/A

21.   Calculation of Performance Data. . . . . . . . . . .SAI:  Performance Data

22.   Annuity Payments . . . . . . . . . . . . . . . . . . . . . Income Payments

23.   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . ---
      (a) Financial Statements of Registrant . . . . . . . .SAI:  Not Applicable
      (b) Financial Statements of Depositor. . . . . .Glenbrook Life and Annuity
                                                    Company Financial Statements

Part C: OTHER INFORMATION

24a.  Financial Statements . . . . . . . . . . .Part C.     Financial Statements

24b.  Exhibits . . . . . . . . . . . . . . . . . . . . . . .Part C.     Exhibits

25.   Directors and Officers . . . . . . . . Part C.     Directors & Officers of
                                                                       Depositor

26.   Persons Controlled By or Under Common
      Control with Depositor or Registrant . . Part C.     Persons Controlled by
                                                         or Under Common Control
                                                               with Depositor or
                                                                      Registrant

27.   Number of Contract Owners. . . . . . Part C.     Number of Contract Owners

28.   Indemnification. . . . . . . . . . . . . . . . Part C.     Indemnification

29a.  Relationship of Principal Underwriter to
      Other Investment Companies . . . . . Part C.     Relationship of Principal
                                                            Underwriter to Other
                                                            Investment Companies
29b.  Principal Underwriters . . . . . . . . .Part C.     Principal Underwriters

29c.  Compensation of Underwriter. . . Part C.     Compensation of Allstate Life
                                                        Financial Services, Inc.
30.   Location of Accounts and Records . . .Part C.     Location of Accounts and
                                                                         Records

31.   Management Services. . . . . . . . . . . . Part C.     Management Services

32.   Undertakings . . . . . . . . . . . . . . . . . . .Part C.     Undertakings

              GLENBROOK LIFE AND ANNUITY COMPANY SEPARATE ACCOUNT A

                                   OFFERED BY

                       GLENBROOK LIFE AND ANNUITY COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS  60062
                                 1-800/776-6978
             INDIVIDUAL AND GROUP FLEXIBLE PREMIUM DEFERRED VARIABLE
                                ANNUITY CONTRACTS

                             -----------------------

     This prospectus describes the AIM Lifetime Plus Variable Annuity, a Flexible Premium Deferred Variable Annuity Contract ("Contract") designed to aid you in long-term financial planning and which can be used for retirement planning. The Contracts are issued by Glenbrook Life and Annuity Company ("Company"), a wholly owned subsidiary of Allstate Life Insurance Company. In certain states the Contract is only available as a group Contract. In these states a Certificate (hereinafter referred to as "Contract") is issued which summarizes the provisions of the Master Group Policy. Purchase payments for the Contracts will be allocated to a series of Variable Sub-accounts of the Glenbrook Life and Annuity Company Separate Account A ("Variable Account") and/or to a Fixed Account option(s) funded through the Company's general account.

     The Variable Sub-accounts invest in shares of AIM Variable Insurance Funds, Inc. (the "Fund Series"). Nine Funds are currently available for investment within the Variable Account: (1) AIM V.I. Capital Appreciation Fund; (2) AIM V.I. Diversified Income Fund; (3) AIM V.I. Global Utilities Fund; (4) AIM V.I. Government Securities Fund; (5) AIM V.I. Growth Fund; (6) AIM V.I. Growth and Income Fund; (7) AIM V.I. International Equity Fund; (8) AIM V.I. Money Market Fund; and (9) AIM V.I. Value Fund.

     This prospectus presents information you should know before making a decision to invest in the Contract and the available Investment Alternatives.

     THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS WHICH HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS; HOWEVER, THE CONTRACTS AND THE INVESTMENTS IN THE FUNDS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, AND THE FUNDS' SHARES ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THESE CONTRACTS ARE NOT FDIC INSURED

     The Company has prepared and filed a Statement of Additional Information
dated November   , 1995 with the U.S. Securities and Exchange Commission.  If you wish to receive the Statement of Additional Information, you may obtain a free copy by calling or writing the Company at the address above. For your convenience, an order form for the Statement of Additional Information may be found on page __ of this prospectus. Before ordering, you may wish to review the Table of Contents of the Statement of Additional Information on page __ of this prospectus. The Statement of Additional Information has been incorporated by reference into this prospectus.

THIS PROSPECTUS IS VALID ONLY WHEN ACCOMPANIED OR PRECEDED BY A CURRENT PROSPECTUS FOR AIM VARIABLE INSURANCE FUNDS, INC.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR FUTURE REFERENCE




                  THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1995.

                  The Contract is not available in all states.

     At least once each Contract year, the Company will send the Owner an annual statement that contains certain information pertinent to the individual Owner's Contract. The annual statement details values and specific Contract data that applies to each particular Contract. The annual statement does not contain financial statements of the Company. The Company, however, is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALESMAN, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.



                                TABLE OF CONTENTS
                                                                            Page

GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
HIGHLIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SUMMARY OF VARIABLE ACCOUNT EXPENSES . . . . . . . . . . . . . . . . . . . . . .
CONDENSED FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . .
YIELD AND TOTAL RETURN DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . .
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
GLENBROOK LIFE AND ANNUITY COMPANY AND THE VARIABLE ACCOUNT. . . . . . . . . . .
     Glenbrook Life and Annuity Company. . . . . . . . . . . . . . . . . . . . .
     The Variable Account. . . . . . . . . . . . . . . . . . . . . . . . . . . .
THE FUND SERIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     AIM Variable Insurance Funds, Inc.. . . . . . . . . . . . . . . . . . . . .
     Investment Advisors for the Funds . . . . . . . . . . . . . . . . . . . . .
FIXED ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Example of Interest Crediting During the Guarantee Period . . . . . . . . .
     Withdrawals or Transfers. . . . . . . . . . . . . . . . . . . . . . . . . .
     Market Value Adjustment. . . . . . . . . . . . . . . . . . . . . . . . .. .
PURCHASE OF THE CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Purchase Payment Limits . . . . . . . . . . . . . . . . . . . . . . . . . .
     Free-Look Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     Crediting of Initial Purchase Payment . . . . . . . . . . . . . . . . . . .
     Allocation of Purchase Payments . . . . . . . . . . . . . . . . . . . . . .
     Accumulation Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Accumulation Unit Value . . . . . . . . . . . . . . . . . . . . . . . . . .
     Transfers Among Investment Alternatives . . . . . . . . . . . . . . . . . .
     Dollar Cost Averaging . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Automatic Fund Rebalancing. . . . . . . . . . . . . . . . . . . . . . . . .
BENEFITS UNDER THE CONTRACT. . . . . . . . . . . . . . . . . . . . . . . . . . .
     Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Income Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
       Payout Start Date for Income Payments . . . . . . . . . . . . . . . . . .
       Variable Account Income Payments. . . . . . . . . . . . . . . . . . . . .
       Fixed Amount Income Payments. . . . . . . . . . . . . . . . . . . . . . .
       Income Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Death Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
       Distribution Upon Death Payment Provisions. . . . . . . . . . . . . . . .
       Death Benefit Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .
CHARGES AND OTHER DEDUCTIONS . . . . . . . . . . . . . . . . . . . . . . . . . .
     Deductions from Purchase Payments . . . . . . . . . . . . . . . . . . . . .
     Withdrawal Charge (Contingent Deferred Sales Charge). . . . . . . . . . . .
     Contract Maintenance Charge . . . . . . . . . . . . . . . . . . . . . . . .
     Administrative Expense Charge . . . . . . . . . . . . . . . . . . . . . . .
     Mortality and Expense Risk Charge . . . . . . . . . . . . . . . . . . . . .
     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Transfer Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Fund Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
GENERAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Delay of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Modification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Customer Inquiries. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
FEDERAL TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Taxation of Annuities in General. . . . . . . . . . . . . . . . . . . . . .
       Tax Deferral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
       Non-natural Owners. . . . . . . . . . . . . . . . . . . . . . . . . . . .
       Diversification Requirements. . . . . . . . . . . . . . . . . . . . . . .
       Ownership Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . .
       Delayed Maturity Dates. . . . . . . . . . . . . . . . . . . . . . . . . .
       Taxation of Partial and Full Withdrawals. . . . . . . . . . . . . . . . .
       Taxation of Annuity Payments. . . . . . . . . . . . . . . . . . . . . . .

       Taxation of Annuity Death Benefits. . . . . . . . . . . . . . . . . . . .
       Penalty Tax on Premature Distributions. . . . . . . . . . . . . . . . . .
       Aggregation of Annuity Contracts. . . . . . . . . . . . . . . . . . . . .
     Tax Qualified Contracts . . . . . . . . . . . . . . . . . . . . . . . . . .
       Restrictions Under Section 403(b) Plans . . . . . . . . . . . . . . . . .
     Income Tax Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . .
DISTRIBUTION OF THE CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . .
VOTING RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  FOR THE THREE PERIODS ENDED DECEMBER 31, 1994. . . . . . . . . . . . . . . . .
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Results of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . . .
     Segment Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Reserves. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Pending Accounting Standards. . . . . . . . . . . . . . . . . . . . . . . .
THREE AND SIX-MONTH PERIODS ENDED SEPTEMBER 30, 1995 . . . . . . . . . . . . . .
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Results of Operations and Financial Condition. . . . . . . . . . . . . . .
      Liquidity and Capital Resources. . . . . . . . . . . . . . . . . . . . . .
      Pending Accounting Standards . . . . . . . . . . . . . . . . . . . . . . .
COMPETITION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
STATE AND FEDERAL REGULATION . . . . . . . . . . . . . . . . . . . . . . . . . .
EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY. . . . . . . . . . . . . . . . .
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
STATEMENT OF ADDITIONAL INFORMATION: TABLE OF CONTENTS . . . . . . . . . . . . .
ORDER FORM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
APPENDIX A - Market Value Adjustment . . . . . . . . . . . . . . . . . . . . . .

                                    GLOSSARY



ACCUMULATION UNIT--A measure of your ownership interest in a Sub-account of the Variable Account prior to the Payout Start Date. Analogous, though not identical, to a share owned in a mutual fund.

ACCUMULATION UNIT VALUE--The value of each Accumulation Unit which is calculated each Valuation Date. Each Sub-account of the Variable Account has its own distinct Accumulation Unit Value. Analogous, though not identical, to the share price (net asset value) of a mutual fund.

ANNUITANT(S)--The person or persons whose life determines the latest Payout Start Date and the amount and duration of any income payments for Income Plan options other than Guaranteed Payments for a Specified Period. Joint annuitants are only permitted in the payout phase.

BENEFICIARY(IES)--The person(s) to whom any benefits are due when a death benefit is payable and there is no surviving Owner.

COMPANY("We," "Us")--Glenbrook Life and Annuity Company.

CONTRACT--The Glenbrook Life and Annuity Company Flexible Premium Deferred Variable Annuity Contract, known as the "AIM Lifetime Plus Variable Annuity-Registered Trademark- ," that is described in this prospectus.

CONTRACT ANNIVERSARY--An anniversary of the date that the Contract was issued.

CONTRACT VALUE--The value of all amounts accumulated under the Contract prior to the Payout Start Date, equivalent to the Accumulation Units in each Sub-account of the Variable Account multiplied by the respective Accumulation Unit Value, plus the value in the Fixed Account.

CONTRACT YEAR--A period of 12 months starting with the issue date or any Contract Anniversary.

DEATH BENEFIT ANNIVERSARY--Every seventh Contract Anniversary beginning on the date that the Contract was issued. For example, the issue date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries.

FIXED ACCOUNT-- All of the assets of the Company that are not in separate accounts.

FIXED SUB-ACCOUNTS--These Sub-accounts are distinguished by Guarantee Period(s) and the dates the period(s) begin. The Fixed Sub-accounts are established when purchase payments are allocated to the Fixed Account; when previous Sub-accounts expire and a new Guarantee Period is selected; and when You transfer an amount to the Fixed Account.

GUARANTEE PERIOD--A period of years for which a specified effective annual interest rate is guaranteed by the Company.

INCOME PLAN--One of several ways in which a series of payments are made after the Payout Start Date. Income payments are based on the Contract Value adjusted by any applicable Market Value Adjustment and applicable taxes on the Payout Start Date. Income payment amounts may vary based on any Sub-account of the Variable Account and/or may be fixed for the duration of the Income Plan.

INVESTMENT ALTERNATIVES--The Sub-accounts of the Variable Account and the Fixed Account.

MARKET VALUE ADJUSTMENT--The Market Value Adjustment is the adjustment made to the money distributed from a Sub-account of the Fixed Account, prior to the end of the Guarantee Period, to reflect the impact of changes in interest rates between the time the Sub-account of the Fixed Account was established and the time of distribution.

NON-QUALIFIED CONTRACTS-- Contracts other than Qualified Contracts.

OWNER(S)("You")--The person or persons designated as the Owner in the Contract.

PAYOUT START DATE--The date on which income payments begin.

QUALIFIED CONTRACTS--Contracts issued under plans that qualify for special federal income tax treatment under Sections 401(a), 403(a), 403(b) and 408 of the Internal Revenue Code.

VALUATION DATE--Each day that the New York Stock Exchange is open for business. The Valuation Date does not include such Federal and non-Federal holidays as are observed by the New York Stock Exchange.

VALUATION PERIOD--The period between successive Valuation Dates, commencing at the close of regular trading on the New York Stock Exchange (which is normally 4:00pm Eastern Time) and ending as of the close of regular trading on the New York Stock Exchange on the next succeeding Valuation Date.

VARIABLE ACCOUNT--Glenbrook Life and Annuity Company Separate Account A, a separate investment account established by the Company to receive and invest purchase payments paid under the Contracts.

VARIABLE SUB-ACCOUNT--A portion of the Variable Account invested in shares of a corresponding Fund. The investment performance of each Variable Sub-account is linked directly to the investment performance of its corresponding Fund.

                                   HIGHLIGHTS


THE CONTRACT

     This Contract is designed for long-term financial planning and retirement planning. Money can be allocated to any combination of Funds or the Fixed Account. You have access to your funds either through withdrawals of Contract Value or through periodic income payments.

     You bear the entire investment risk for Contract Values and income payments based upon the Variable Account, because values will vary depending on the investment performance of the Fund(s) you select. See "Accumulation Unit Value," page ___ and "Income Plans," page ___.

     You will also bear the investment risk of adverse changes in interest rates in the event amounts are prematurely withdrawn or transferred from Sub-accounts of the Fixed Account. See "Fixed Account," page __.


FREE-LOOK

     You may cancel the Contract any time within 20 days after receipt of the Contract and receive a full refund of purchase payments allocated to the Fixed Account. Purchase payments allocated to the Variable Account will be returned after an adjustment to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation, unless a refund of purchase payments is required by state or federal law. See "Free-Look Period," page __.


HOW TO INVEST

     Your first purchase payment must be at least $5,000 (for qualified contracts, $2,000). Subsequent purchase payments must be at least $500. Purchase payments may also be made pursuant to an Automatic Addition program. See "Purchase Payment Limits," page ___.

     At the time of your application, you will allocate your purchase payment among the Investment Alternatives. The allocation you specify on the application will be effective immediately. All allocations must be in whole percents from 0% to 100% (total allocation equals 100%) or in whole dollars. Allocations may be changed by notifying the Company in writing. See "Allocation of Purchase Payments," page ___.

INVESTMENT ALTERNATIVES

     The Variable Account invests in shares of the AIM Variable Insurance Funds, Inc. (the "Fund Series"). The Fund Series has a total of nine Funds available under the Contract. The Funds include: (1) AIM V.I. Capital Appreciation Fund;
(2) AIM V.I. Diversified Income Fund; (3) AIM V.I. Global Utilities Fund; (4) AIM V.I. Government Securities Fund; (5) AIM V.I. Growth Fund; (6) AIM V.I. Growth and Income Fund; (7) AIM V.I. International Equity Fund; (8) AIM V.I. Money Market Fund; and (9) AIM V.I. Value Fund. The assets of each Fund are held separately from the other Funds and each has distinct investment objectives and policies which are described in the accompanying prospectus for the Fund Series. In addition to the Variable Account, Owners can also allocate all or part of their purchase payments to the Fixed Account. See "Fixed Account," on page ___.


TRANSFERS AMONG INVESTMENT ALTERNATIVES

     Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. The Company reserves the right to assess a $10 charge on each transfer in excess of twelve per Contract Year. The Company is presently waiving this charge. Transfers to the Fixed Account must be at least $500. Certain Fixed Account transfers may be restricted. See "Transfers Among Investment Alternatives," page ___.

     You may want to enroll in a Dollar Cost Averaging program or an Automatic Fund Rebalancing Program. See "Dollar Cost Averaging," page ___, and "Automatic Fund Rebalancing," page __.


CHARGES AND DEDUCTIONS

     The costs of the Contract include: a contract maintenance charge ($35 annually), a mortality and expense risk charge (deducted daily, equal on an annual basis to 1.35% of the Contract's daily net assets of the Variable Account), and an administrative expense charge (deducted daily, equal on an annual basis to .10% of the Contract's daily net assets of the Variable Account). The Company reserves the right to assess a transfer charge ($10 on each transfer in excess of twelve per Contract Year). Additional deductions may be made for certain taxes. See "Contract Maintenance Charge," page ___, "Mortality and Expense Risk Charge," page ___, "Administrative Expense Charge," page ___, "Transfer Charges," page ___, and "Taxes," page ___.

WITHDRAWALS

     You may withdraw all or part of the Contract Value before the earliest of the Payout Start Date, the death of any Owner or, if the Owner is not a natural person, the death of the Annuitant. No withdrawal charges or Market Value Adjustments will be applied to amounts withdrawn up to 10% of the amount of purchase payments. Amounts withdrawn in excess of the 10% may be subject to a withdrawal charge of 0% to 6% depending on how long purchase payments have been invested in the Contract. Amounts withdrawn from a Sub-account of the Fixed Account, in excess of the 10%, except during the 30 day period after the Guarantee Period expires, will be subject to a Market Value Adjustment. See "Withdrawals," page __, "Withdrawals or Transfers," page ___, and "Taxation of Annuities in General," page ___.


DEATH BENEFIT

     The Company will pay a death benefit prior to the Payout Start Date on the death of any Owner or, if the Owner is not a natural person, the death of the Annuitant. See "Death Benefit Amount," page ___.


INCOME PAYMENTS

     You will receive periodic income payments beginning on the Payout Start Date. You may choose among several Income Plans to fit your needs. Income payments may be received for a specified period or for life (either single or joint life), with or without a guaranteed number of payments. You can select income payments that are fixed, variable or a combination of fixed and variable. See "Income Payments," page ___.

                      SUMMARY OF VARIABLE ACCOUNT EXPENSES

     The following table illustrates all expenses and fees that you will incur. The expenses and fees set forth in the table are based on charges under the Contracts and on the expenses of the Variable Account and the underlying Fund Series.

OWNER TRANSACTION EXPENSES (ALL SUB-ACCOUNTS)
---------------------------------------------
Sales Load Imposed on Purchases (as a percentage of purchase payments) . .  None


Contingent Deferred Sales Charge (as a percentage of purchase payments). .    *


                                                         Applicable Sales Charge
   Number of Complete Years Since Purchase                                  as a
   Payment Being Withdrawn Was Made                                   Percentage

     0 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6%
     1 year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6%
     2 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5%
     3 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5%
     4 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4%
     5 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4%
     6 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3%
     7 Years or more . . . . . . . . . . . . . . . . . . . . . . . . . . . . .0%

Transfer Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      **
Annual Contract Fee. . . . . . . . . . . . . . . . . . . . . . . . . . .  $35***

Variable Account Annual Expenses (as a percentage of the Contract's average net assets in the Variable Account)
-------------------------------------------------------------------------------

Mortality and Expense Risk Charge. . . . . . . . . . . . . . . . . . . . . 1.35%
Administrative Expense Charge. . . . . . . . . . . . . . . . . . . . .      .10%

Total Variable Account Annual Expenses . . . . . . . . . . . . . . . . . ..1.45%

_________________________________________________________________

* Each Contract Year up to 10% of the amount of purchase payments may be withdrawn without a contingent deferred sales charge or a Market Value Adjustment.

**   No charges will be imposed on the first twelve transfers in any Contract
Year. The Company reserves the right to assess a $10 charge for each transfer in excess of twelve in any Contract Year, excluding transfers due to dollar cost averaging and Automatic Fund Rebalancing.

*** The annual Contract Fee will be waived if total purchase payments as of a Contract Anniversary, or upon a full withdrawal, are $50,000 or if all monies are allocated to the Fixed Account.


                                                            FUND EXPENSES
                                                  (AS A PERCENTAGE OF FUND ASSETS)

                                                                                   Total Fund
                                                                                     Annual
Fund                                   Management Fees       Other Expenses          Expenses
----                                   ---------------       -----------------   -----------------
AIM V.I. Capital Appreciation Fund          0.65%                0.19%                    0.84%
AIM V.I. Growth and Income Fund(3)          0.65%                0.41%                    1.06%
AIM V.I. Global Utilities Fund(3)           0.00%(2)             1.50%(1)                 1.50%
AIM V.I. Diversified Income Fund            0.60%                0.43%                    1.03%
AIM V.I. Government Securities Fund         0.50%                0.60%                    1.10%
AIM V.I. Growth Fund                        0.65%                0.30%                    0.95%
AIM V.I. International Equity Fund          0.75%                0.53%                    1.28%
AIM V.I. Value Fund                         0.65%                0.17%                    0.82%
AIM V.I. Money Market Fund                  0.40%                0.30%                    0.70%
                      --------------------------------------------------------------------------------

(1) "Other Expenses" listed for the AIM. V.I. Global Utilities Fund include expense reimburesments. Had there been no expense reimbursements, other expenses would have been 1.65%.

(2) The management fees listed are reduced because the Investment Advisor for the Funds, A.I.M. Advisors, Inc. is temporarily waiving the imposition of certain management fees. If this waiver were not in effect, the management fees for the AIM V.I. Global Utilities Fund, as a percentage of each Fund's average net assets would be 0.65%.

(3) The fees and expenses set forth are based on estimated amounts for the current fiscal year.

EXAMPLE

You (the Owner) would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return under the following circumstances:

If you terminate your Contract or annuitize for a specified period of less than 120 months at the end of the applicable time period:



Fund                                               1 Year              3 Years
----                                               ------              -------
AIM V.I. Capital Appreciation Fund                  $80                 $126
AIM V.I. Growth and Income Fund                     $81                 $129
AIM V.I. Global Utilities Fund                      $81                 $129
AIM V.I. Diversified Income Fund                    $82                 $134
AIM V.I. Government Securities Fund                 $83                 $137
AIM V.I. Growth Fund                                $80                 $127
AIM V.I. International Equity Fund                  $88                 $151
AIM V.I. Value Fund                                 $80                 $126
AIM V.I. Money Market Fund                          $80                 $126

If you do not terminate your Contract or if you annuitize for a specified period of 120 months or more at the end of the applicable time period:


Fund                                              1 Year              3 Years
----                                              ------              -------
AIM V.I. Capital Appreciation Fund                  $26                 $81
AIM V.I. Growth and Income Fund                     $27                 $84
AIM V.I. Global Utilities Fund                      $27                 $84
AIM V.I. Diversified Income Fund                    $28                 $89
AIM V.I. Government Securities Fund                 $29                 $92
AIM V.I. Growth Fund                                $26                 $82
AIM V.I. International Equity Fund                  $34                 $106
AIM V.I. Value Fund                                 $26                 $81
AIM V.I. Money Market Fund                          $26                 $81


__________________________________________________________________

THE ABOVE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSE. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of the example is to assist you in understanding the various costs and expenses that you will bear directly or indirectly. Premium taxes, which vary from 0 - 3.5% depending on the state where the Contract is sold, are not reflected in the example.

                         CONDENSED FINANCIAL INFORMATION



     Condensed financial information for the Glenbrook Life and Annuity Company Separate Account A is not included because, as of the date of this prospectus, the Variable Account had not yet commenced operations and had no assets, liabilities, or income.


                        YIELD AND TOTAL RETURN DISCLOSURE

     From time to time the Variable Account may advertise the yield and total return investment performance of one or more Sub-accounts. Standardized yield and total return advertisements include charges and expenses attributable to the Contracts. Including these fees has the effect of decreasing the advertised performance of a Sub-account, so that a Sub-account's investment performance will not be directly comparable to that of an ordinary mutual fund.

     When a Sub-account advertises its standardized total return it will usually be calculated for one year, five years, and ten years or since inception if the Sub-account has not been in existence for such periods. Total return is measured by comparing the value of an investment in the Sub-account at the end of the relevant period to the value of the investment at the beginning of the period.

     In addition to the standardized total return, the Sub-account may advertise a non-standardized total return. This figure will usually be calculated for one year, five years, and ten years or other periods. Non-standardized total return is measured in the same manner as the standardized total return described above, except that the withdrawal charges under the Contract are not deducted. Therefore, a non-standardized total return for a Sub-account can be higher than a standardized total return for a Sub-account.

     Certain Sub-accounts may advertise yield in addition to total return. Except in the case of the AIM V.I. Money Market Sub-account, the yield will be computed in the following manner: the net investment income per unit earned during a recent one month period is divided by the unit value on the last day of the period, and then annualized. This figure reflects the recurring charges at the separate account level.

     The AIM V.I. Money Market Sub-account may advertise, in addition to the total return, either yield or the effective yield. The yield in this case refers to the income generated by an investment in that Sub-account over a seven-day period net of recurring charges at the separate account level. The income is then annualized (i.e., the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment). The effective yield is calculated similarly but when annualized, the income earned by an investment in the AIM V.I. Money Market Sub-account is assumed to be reinvested at the end of each seven-day period. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment during a 52-week period.

     The Variable Account may also disclose yield, standard total return, and non-standard total return for periods prior to the date that the Variable Account commenced operations. For periods prior to the date the Variable Account commenced operations, performance information for the Sub-accounts will be calculated based on the performance of the underlying Funds and the assumption that the Sub-accounts were in existence for the same periods as those of the underlying Funds, with a level of charges equal to those currently assessed against the Sub-accounts.

     Please refer to the Statement of Additional Information for a further description of the method used to calculate a Sub-account's yield and total return.


                              FINANCIAL STATEMENTS

     The financial statements of Glenbrook Life and Annuity Company are on page __ of the prospectus. The financial statements of Glenbrook Life and Annuity Company Separate Account A are not included because, as of the date of this Prospectus, the Variable Account had not yet commenced operations and had no assets, liabilities, or income.


           GLENBROOK LIFE AND ANNUITY COMPANY AND THE VARIABLE ACCOUNT

GLENBROOK LIFE AND ANNUITY COMPANY

     The Company is the issuer of the Contract. The Company is a stock life insurance company which was organized under the insurance laws of the State of Illinois in 1992. The Company was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 the Company was known as "United Standard Life Assurance Company" and from 1983 to 1992 the Company was known as "William Penn Life Assurance Company of America." As of the date of this prospectus, the Company is licensed to operate in the District of Columbia and all states except New Jersey and New York. The Company is currently pursuing a license in New Jersey. The Company intends to market the Contract in those jurisdictions in which it is licensed to operate. The Company's home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.

     The Company is a wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the insurance laws of the State of Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company ("Allstate"), a stock property-liability insurance company incorporated under the insurance laws of Illinois. All of the outstanding capital stock of Allstate is owned by The Allstate Corporation ("Corporation").

     The Company and Allstate Life entered into a reinsurance agreement, effective June 5, 1992, under which the Company reinsures all of its business with Allstate Life. Under the reinsurance agreement, Fixed Account purchase payments are automatically transferred to Allstate Life and become invested with the assets of Allstate Life, and Allstate Life accepts 100% of the liability under such contracts.

THE VARIABLE ACCOUNT

     Established on September 6, 1995, the Glenbrook Life and Annuity Company Separate Account A is a unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940. However, such registration does not signify that the Commission supervises the management or investment practices or policies of the Variable Account. The investment performance of the Variable Account is entirely independent of both the investment performance of the Company's general account and the performance of any other separate account.

     The Variable Account has been divided into nine Sub-accounts, each of which invests solely in its corresponding Fund of AIM Variable Insurance Funds, Inc. Additional Variable Sub-accounts may be added at the discretion of the Company.

     The assets of the Variable Account are held separately from the other assets of the Company. They are not chargeable with liabilities incurred in the Company's other business operations. Accordingly, the income, capital gains and capital losses, realized or unrealized, incurred on the assets of the Variable Account are credited to or charged against the assets of the Variable Account, without regard to the income, capital gains or capital losses arising out of any other business the Company may conduct. The Company's obligations arising under the Contracts are general corporate obligations of the Company.


                                 THE FUND SERIES

     The Variable Account will invest in shares of the AIM Variable Insurance Funds, Inc. (the "Fund Series"). The Fund Series is registered with the Securities and Exchange Commission as an open-end, series, management investment company. Registration of the Fund Series does not involve supervision of its management, investment practices or policies by the Securities and Exchange Commission. The Funds are designed to provide investment vehicles for variable insurance contracts of various insurance companies, in addition to the Variable Account.

     Shares of the Funds are not deposits, or obligations of, or guaranteed or endorsed by any bank and the shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

AIM VARIABLE INSURANCE FUNDS, INC.

     AIM Variable Insurance Funds, Inc. offers nine Funds for use with this
Contract: (1) AIM V.I Capital Appreciation Fund; (2) AIM V.I Diversified Income Fund; (3) AIM V.I. Global Utilities Fund; (4) AIM V.I. Government Securities Fund; (5) AIM V.I. Growth Fund; (6) AIM V.I. Growth and Income Fund; (7) AIM V.I. International Equity Fund; (8) AIM V.I. Money Market Fund; and (9) AIM V.I. Value Fund. Each Fund has different investment objectives and policies and operates as a separate investment fund. The following is a brief description of the investment objectives and programs of the Funds:

     AIM V.I. CAPITAL APPRECIATION FUND ("CAPITAL APPRECIATION FUND") is a diversified Fund which seeks to provide capital appreciation through investments in common stocks, with emphasis on medium-sized and smaller emerging growth companies.

     AIM V.I. DIVERSIFIED INCOME FUND ("DIVERSIFIED INCOME FUND") is a diversified Fund which seeks to achieve a high level of current income primarily by investing in a diversified portfolio of foreign and U.S. government and corporate debt securities, including lower rated high yield debt securities (commonly known as "junk bonds").

     AIM V.I. GLOBAL UTILITIES FUND ("GLOBAL UTILITIES FUND") is a non-diversified Fund which seeks to achieve a high level of current income and, as a secondary objective, to achieve capital appreciation, by investing primarily in common and preferred stocks of public utility companies (either domestic or foreign).

     AIM V.I. GOVERNMENT SECURITIES FUND ("GOVERNMENT FUND") is a diversified Fund which seeks to achieve a high level of current income consistent with reasonable concern for safety of principal by investing in debt securities issued, guaranteed or otherwise backed by the U.S. Government.

     AIM V.I. GROWTH FUND ("GROWTH FUND") is a diversified Fund which seeks to provide growth of capital through investments primarily in common stocks of leading U.S. companies considered by AIM to have strong earnings momentum.

     AIM V.I. GROWTH AND INCOME FUND ("GROWTH & INCOME FUND") is a diversified Fund which seeks to provide growth of capital, with current income as a secondary objective by investing primarily in dividend paying common stocks which have prospects for both growth of capital and dividend income.

     AIM V.I. INTERNATIONAL EQUITY FUND ("INTERNATIONAL FUND") is a diversified Fund which seeks to provide long-term growth of capital by investing in international equity securities, the issuers of which are considered by AIM to have strong earnings momentum.

     AIM V.I. MONEY MARKET FUND ("MONEY MARKET FUND") is a diversified Fund which seeks to provide as high a level of current income as is consistent with the preservation of capital and liquidity by investing in a diversified portfolio of money market instruments.

     AIM V.I. VALUE FUND ("VALUE FUND") is a diversified Fund which seeks to achieve long-term growth of capital by investing primarily in equity securities judged by AIM to be undervalued relative to the current or projected earnings of the companies issuing the securities, or relative to current market values of assets owned by the companies issuing the securities or relative to the equity markets generally. Income is a secondary objective.


INVESTMENT ADVISOR FOR THE FUNDS

     A.I.M. Advisors, Inc., ("AIM") serves as the investment advisor to each Fund. AIM was organized in 1976 and, together with its affiliates, manages or advises 38 investment company portfolios (including the Funds). AIM is a wholly owned subsidiary of A.I.M. Management Group Inc., a holding company. AIM manages pursuant to a master investment advisory agreement dated October 18, 1993, as amended April 28, 1994. As of November 15, 1995, total assets advised or managed by AIM and its affiliates were approximately $40 billion.

     There is no assurance that the Funds will attain their respective stated objectives. Additional information concerning the investment objectives and policies of the Funds can be found in the current prospectus for the Fund Company accompanying this prospectus.

     You will find more complete information about the Funds, including the risks associated with each Fund, in the accompanying prospectus. You should read the prospectus for the Fund Series in conjunction with this prospectus.

THE FUND SERIES PROSPECTUS SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE CONCERNING THE ALLOCATION OF PURCHASE PAYMENTS TO A PARTICULAR VARIABLE SUB-ACCOUNT.



                                  FIXED ACCOUNT


     Purchase payments and transfers allocated to one or more of the Sub-accounts of the Fixed Account become part of the general account of the Company. Each Sub-account offers a separate interest rate Guarantee Period. Guarantee Periods will be offered at the Company's discretion and may range from one to ten years. Presently, the Company offers Guarantee

Periods of one, three, five, seven and ten years. The Owner must select the Sub-account(s) in which to allocate each purchase payment and transfer. No less than $500 may be allocated to any one Sub-account. The Company reserves the right to limit the number of additional purchase payments. The Fixed Account Investment Alternative may not be available in all states. Please consult with your sales representative for current information.

     Interest is credited daily to each Sub-account at a rate which compounds to the effective annual interest rate declared for each Sub-account's Guarantee Period that has been selected.

     The following example illustrates how the Sub-account value for a Sub-account of the Fixed Account would grow given an assumed purchase payment, Guarantee Period, and effective annual interest rate:

EXAMPLE OF INTEREST CREDITING DURING THE GUARANTEE PERIOD:

Purchase Payment:  . . . . . . . . . . . . . . . . . .                $10,000.00
Guarantee Period:  . . . . . . . . . . . . . . . . . .                5 years
Effective Annual Rate: . . . . . . . . . . . . . . . .                5.50%



                                                 END OF CONTRACT YEAR:

                                                   Year 1          Year 2         Year 3        Year 4        Year 5
                                                 ----------      ----------     ----------     ----------   ----------
Beginning Sub-Account Value                     $10,000.00
  X (1 + Effective Annual Rate)                      1.055
                                                      ----
                                                $10,550.00
Sub-Account Value at end of Contract                             $10,550.00
  year 1 X (1 + Effective Annual Rate)                                1.055
                                                                       ----
                                                                 $11,130.25
Sub-Account Value at end of Contract                                             $11,130.25
  year 2 X (1 + Effective Annual Rate)                                                1.055
                                                                                       ----
                                                                                 $11,742.41
Sub-Account Value at end of Contract                                                            $11,742.41
  year 3 X (1 + Effective Annual Rate)                                                               1.055
                                                                                                      ----
                                                                                                $12,388.25
Sub-Account Value at end of Contract                                                                           $12,388.25
  year 4 X (1 + Effective Annual Rate)                                                                              1.055
                                                                                                                    -----

Sub-Account Value at end of Guarantee Period:                                                                  $13,069.60
                                                                                                               ----------
                                                                                                               ----------

TOTAL INTEREST CREDITED IN GUARANTEE PERIOD:  $3,069.60 ($13,069.60 -$10,000.00)


NOTE: The above illustration assumes no withdrawals of any amount during the entire five year period. A withdrawal charge and a Market Value Adjustment may apply to any amount withdrawn in excess of 10% of the amount of purchase payments. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

     The Company has no specific formula for determining the rate of interest that it will declare initially or in the future. Such interest rates will be reflective of investment returns available at the time of the determination. In addition, the management of the Company may also consider various other factors in determining interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends, and competitive factors. The Company guarantees that the interest rates will never be less that the minimum guaranteed rate shown in the Contract. For current interest rate information, please contact your sales representative or the Company's customer support unit at 1(800)776-6978

     THE MANAGEMENT OF THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO THE INTEREST RATES TO BE DECLARED. THE COMPANY CAN NEITHER PREDICT NOR GUARANTEE FUTURE INTEREST RATES TO BE DECLARED.

     Prior to the end of a Guarantee Period, a notice will be mailed to the Owner outlining the options available at the end of a Guarantee Period. During the 30 day period after a Guarantee Period expires the Owner may:

     - take no action and the Company will automatically renew the Sub-account value to a Guarantee Period of the same duration to be established on the day the previous Guaranteed Period expired; or

     - notify the Company to apply the Sub-account value to a new Guarantee Period or periods to be established on the day the previous Guarantee Period expired; or

     - notify the Company to apply the Sub-account value to any Sub-account of the Variable Account on the day we receive the notification.

     - receive a portion of the Sub-account value or the entire Sub-account value through a partial or full withdrawal that is not subject to a Market Value Adjustment. In this case, the amount withdrawn will be deemed to have been withdrawn on the day the guarantee period expired.

     The Automatic Laddering Program allows the Owner to choose, in advance, one renewal Guarantee Period for all renewing Sub-accounts. The Owner can select the Automatic Laddering Program at any time during the accumulation phase, including on the issue date. The Automatic Laddering Program will continue until the Owner gives written notice to the Company. The Company reserves the right to discontinue this Program. For additional information on the

Automatic Laddering Program, please call the Company's Customer Support Unit at 1(800)776-6978.

WITHDRAWALS OR TRANSFERS

     With the exception of transfers made automatically through dollar cost averaging, all withdrawals and transfers, paid from a Sub-account of the Fixed Account other than during the 30 day period after a Guarantee Period expires are subject to a Market Value Adjustment.

     The amount received by the Owner under a withdrawal request equals the amount requested, adjusted by any Market Value Adjustment, less any applicable withdrawal charge (based upon the amount requested prior to any Market Value Adjustment), less premium taxes and withholding (if applicable).


MARKET VALUE ADJUSTMENT

     The Market Value Adjustment reflects the relationship between (1) the Treasury Rate for the time remaining in the Guarantee Period at the time of the request for withdrawal or transfer, and (2) the Treasury Rate at the time the Sub-account was established. As such, the Owner bears some investment risk under the Contract. Treasury Rate means the U.S. Treasury Note Constant Maturity yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

     Generally, if the Treasury Rate for the Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to the Owner or transferred. Similarly, if the Treasury Rate at the time the Sub-account was established is lower than the applicable Treasury Rate (interest rate for a period equal to the time remaining in the Sub-account), then the Market Value Adjustment will result in a lower amount payable to the Owner or transferred.

     For example, assume the Owner purchases a Contract and selects an initial Guarantee Period of five years and the five year Treasury Rate for that duration is 5.50%. Assume that at the end of 3 years, the Owner makes a partial withdrawal. If, at that later time, the current two year Treasury Rate is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to the Owner. Similarly, if the current two year Treasury Rate is 7.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to the Owner.

     The formula for calculating the Market Value Adjustment is set forth in Appendix A to this prospectus which also contains additional illustrations of the application of the Market Value Adjustment.

                            PURCHASE OF THE CONTRACTS


PURCHASE PAYMENT LIMITS

     Your first purchase payment must be at least $5,000 unless the Contract is a qualified contract, in which case the first purchase payment must be at least $2,000. All subsequent purchase payments must be $500 or more and may be made at any time prior to the Payout Start Date. Subsequent purchase payments may also be made from your bank account through Automatic Additions. Under an Automatic Additions program, the minimum purchase payment for allocation to the Variable Account is $100 and for allocation to the Fixed Account the minimum purchase payment is $500. Please consult with your sales representative for detailed information about Automatic Additions.

     We reserve the right to limit the amount of purchase payments we will accept.


FREE-LOOK PERIOD

     You may cancel the Contract any time within 20 days after receipt of the Contract and receive a full refund of purchase payments allocated to the Fixed Account. Purchase payments allocated to the Variable Account will be returned after an adjustment to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation unless a refund of purchase payments is required by state or federal law.


CREDITING OF INITIAL PURCHASE PAYMENT

     The initial purchase payment accompanied by a duly completed application will be credited to the Contract within two business days of receipt by us at our home office. If an application is not duly completed, we will credit the purchase payments to the Contract within five business days or return it at that time unless you specifically consent to us holding the purchase payment until the application is complete. We reserve the right to reject any application. Subsequent purchase payments will be credited to the Contract at the close of the Valuation Period in which the purchase payment is received by the Company at its home office.

ALLOCATION OF PURCHASE PAYMENTS

     On the application, you instruct us how to allocate the purchase payment among the Investment Alternatives. Purchase payments may be allocated in whole percents, from 0% to 100% (total allocation equals 100%) to any Investment Alternative. Unless you notify us in writing otherwise, subsequent purchase payments are allocated according to the allocation for the previous purchase payment.


ACCUMULATION UNITS

     Each purchase payment allocated to the Variable Account will be credited to the Contract as Accumulation Units. For example, if a $10,000 purchase payment is credited to the Contract when the Accumulation Unit value equals $10, then 1,000 Accumulation Units would be credited to the Contract. The Variable Account, in turn, purchases shares of the corresponding Fund.


ACCUMULATION UNIT VALUE

     The Accumulation Units in each Sub-account of the Variable Account are valued separately. The value of Accumulation Units will change each Valuation Period according to the investment performance of the shares purchased by each Variable Sub-account and the deduction of certain expenses and charges.

     The value of an Accumulation Unit in a Variable Sub-account for any Valuation Period equals the value of the Accumulation Unit as of the immediately preceding Valuation Period, multiplied by the Net Investment Factor for that Sub-account for the current Valuation Period. The Net Investment Factor for a Valuation Period is a number representing the change, since the last Valuation Date in the value of Sub-account assets per Accumulation Unit due to investment income, realized or unrealized capital gain or loss, deductions for taxes, if any, and deductions for the mortality and expense risk charge and administrative expense charge.



TRANSFERS AMONG INVESTMENT ALTERNATIVES

     Prior to the Payout Start Date, you may transfer amounts among Investment Alternatives. The Company reserves the right to assess a $10 charge on each transfer in excess of twelve per Contract Year. The Company is presently waiving this charge. Transfers to or from more than one Investment Alternative on the same day are treated as one transfer. Transfers among Investment Alternatives before the Payout Start Date may be made at any time. See "Transfers and Withdrawals," page ___ for the requirements on transfers from the Fixed Account.

     After the Payout Start Date, transfers among Sub-accounts of the Variable Account or from a variable amount income payment to a fixed amount income payment may be made only once every six months and may not be made during the first six months following the Payout Start Date. After the Payout Start Date, transfers from a fixed amount income payment are not allowed.

     Telephone transfer requests will be accepted by the Company if received at 1(800)776-6978 by 3:00 p.m., Central Time. Telephone transfer requests received at any other telephone number or after 3:00 p.m., Central Time will not be accepted by the Company. Telephone transfer requests received before 3:00 p.m., Central Time are effected at the next computed value. The Company utilizes procedures which the Company believes will provide reasonable assurance that telephone authorized transfers are genuine. Such procedures include taping of telephone conversations with persons purporting to authorize such transfers and requesting identifying information from such persons. Accordingly, the Company disclaims any liability for losses resulting from such transfers by reason of their allegedly not having been properly authorized. However, if the Company does not take reasonable steps to help ensure that such authorizations are valid, the Company may be liable for such losses.

     The minimum amount that may be transferred into a Sub-account of the Fixed Account is $500. Any transfer from a Sub-account of the Fixed Account at a time other than during the 30 day period after a Guarantee Period expires will be subject to a Market Value Adjustment. If any transfer reduces the value of a Sub-account of the Fixed Account to less than $500, the Company will treat the request as a transfer of the entire Sub-account value.

     The Company reserves the right to waive transfer restrictions.


DOLLAR COST AVERAGING

     Transfers may be made automatically through Dollar Cost Averaging prior to the Payout Start Date. Dollar Cost Averaging permits the Owner to transfer a specified amount every month from the one year Guarantee Period Sub-account of the Fixed Account, to any Sub-account of the Variable Account. Transfers made through Dollar Cost Averaging must be $50 or more. Dollar Cost Averaging cannot be used to transfer amounts to the Fixed Account. Transfers made through Dollar Cost Averaging are not subject to a Market Value Adjustment. In addition, such transfers are not assessed a $10 charge and are not included in the twelve free transfers per Contract Year.

     The theory of Dollar Cost Averaging is that, if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in the Dollar Cost Averaging program does not assure you of a greater profit from your purchases under the program; nor will it prevent or alleviate losses in a declining market.

AUTOMATIC FUND REBALANCING

     Transfers may be made automatically through Automatic Fund Rebalancing prior to the Payout Start Date. By electing Automatic Fund Rebalancing, all of the money allocated to Sub-accounts of the Variable Account will be rebalanced to the desired allocation on a quarterly basis, determined from the first date that you decide to rebalance. Each quarter, money will be transferred among Sub-accounts of the Variable Account to achieve the desired allocation.

     The desired allocation will be the allocation initially selected, unless subsequently changed. You may change the allocation at any time by giving us written notice. The new allocation will be effective with the first rebalancing that occurs after we receive the written request. We are not responsible for rebalancing that occurs prior to receipt of the written request.

     Transfers made through Automatic Fund Rebalancing are not assessed a $10 charge and are not included in the twelve free transfers per Contract Year.

     Any money allocated to the Fixed Account will not be included in the rebalancing.



                           BENEFITS UNDER THE CONTRACT


WITHDRAWALS

     You may withdraw all or part of the Contract Value at any time prior to the earlier of the death of the Owner (or the Annuitant if the Owner is not a natural person) or the Payout Start Date. The amount available for withdrawal is the Contract Value next computed after the Company receives the request for a withdrawal at its home office, adjusted by any applicable Market Value Adjustment, less any withdrawal charges, contract maintenance charges and any premium taxes. Withdrawals from the Variable Account will be paid within seven days of receipt of the request, subject to postponement in certain circumstances. See "Delay of Payments," page ___.

     Money can be withdrawn from the Variable Account or the Fixed Account. To complete the partial withdrawal from the Variable Account, the Company will redeem Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes. The Owner must name the Investment Alternative from which the withdrawal is to be made. If none is named, then the withdrawal request is incomplete and cannot be honored.

     The minimum partial withdrawal is $50. If any withdrawal reduces the value of any Sub-account of the Fixed Account to less than $500, we will treat the request as a withdrawal of the entire Sub-account value. If the Contract Value after a partial withdrawal would be less than $1,000, then the Company will treat the request as one for termination of the Contract and the entire Contract Value, adjusted by any Market Value Adjustment, less any charges and premium taxes, will be paid out.

     Partial withdrawals may also be taken automatically through Systematic Withdrawals on a monthly, quarterly, semi-annual or annual basis. Systematic Withdrawals of $50 or more may be requested at any time prior to the Payout Start Date. At the Company's discretion, Systematic Withdrawals may not be offered in conjunction with Dollar Cost Averaging or Automatic Fund Rebalancing.


     Partial and full withdrawals may be subject to income tax and a 10% tax penalty. This tax and penalty are explained in "Federal Tax Matters," on page
___.

      After the Payout Start Date, withdrawals are only permitted when payments from the Variable Account are being made that do not involve life contingencies. In that case, you may terminate the Variable Account portion of the income payments at any time and receive a lump sum equal to the commuted balance of the remaining variable payments due, less any applicable withdrawal charge.


INCOME PAYMENTS

PAYOUT START DATE FOR INCOME PAYMENTS

     The Payout Start Date is the day that income payments will start under the Contract. You may change the Payout Start Date at any time by notifying the Company in writing of the change at least 30 days before the scheduled Payout Start Date. The Payout Start Date must be (a) at least one month after the Issue Date; and (b) no later than the day the Annuitant reaches age 90, or the 10th anniversary of the issue date, if later.


VARIABLE ACCOUNT INCOME PAYMENTS

     The amount of Variable Account income payments depends upon the investment experience of the Sub-accounts selected by the Owner and any premium taxes, the age and sex of the Annuitant, and the Income Plan chosen. The Company guarantees that the amount of the income payment will not be affected by (1) actual mortality experience and (2) the amount of the Company's administration expenses.

     The Contracts offered by this prospectus contain income payment tables that provide for different benefit payments to men and women of the same age (except in states which require unisex annuity tables). Nevertheless, in accordance with the U.S. Supreme Court's decision in ARIZONA GOVERNING COMMITTEE V. NORRIS, in certain employment-related situations, annuity tables that do not vary on the basis of sex will be used.

     The total income payments received may be more or less than the total purchase payments made because (a) Variable Account income payments vary with the investment results of the underlying Funds, and (b) Annuitants may not live as long as, or may live longer than, expected.

     The Income Plan option selected will affect the dollar amount of each income payment. For example, if an Income Plan for a Life Income is chosen, the income payments will be greater than income payments under an Income Plan for a Life Income with Guaranteed Payments.

     If the actual net investment experience of the Variable Account is less than the assumed investment rate, then the dollar amount of the income payments will decrease. The dollar amount of the income payments will stay level if the net investment experience equals the assumed investment rate and the dollar amount of the income payments will increase if the net investment experience exceeds the assumed investment rate. For purposes of the Variable Account income payments, the assumed investment rate is 3 percent. For more detailed information as to how Variable Account income payments are determined see the Statement of Additional Information.


FIXED AMOUNT INCOME PAYMENTS

     Income payment amounts derived from any monies allocated to Sub-accounts of the Fixed Account during the accumulation phase are fixed for the duration of the Income Plan. The fixed amount income payment amount is calculated by applying the portion of the Contract Value in the Fixed Account on the Payout Start Date, adjusted by any Market Value Adjustment and less any applicable premium tax, to the greater of the appropriate value from the income payment table selected or such other value as we are offering at that time.


INCOME PLANS

     The Income Plans include:

     INCOME PLAN 1 --    LIFE INCOME WITH GUARANTEED PAYMENTS

     The Company will make payments for as long as the Annuitant lives. If the Annuitant dies before the selected number of guaranteed payments have been made, the Company will continue to pay the remainder of the guaranteed payments.

     INCOME PLAN 2 --    JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS

     The Company will make payments for as long as either the Annuitant or Joint Annuitant, named at the time of Income Plan selection, is living. If both the Annuitant and the Joint Annuitant die before the selected number of guaranteed payments have been made, the Company will continue to pay the remainder of the guaranteed payments.

     INCOME PLAN 3 --    GUARANTEED NUMBER OF PAYMENTS

     The Company will make payments for a specified number of months beginning on the Payout Start Date. These payments do not depend on the Annuitant's life. The number of months guaranteed may be from 60 to 360. The mortality and expense risk charge will be deducted from Variable Account assets supporting these payments even though the Company does not bear any mortality risk.

     The Owner may change the Income Plan until 30 days before the Payout Start Date. If an Income Plan is chosen which depends on the Annuitant or Joint Annuitant's life, proof of age will be required before income payments begin. Applicable premium taxes will be assessed.

     In the event that an Income Plan is not selected, the Company will make income payments in accordance with Income Plan 1 with Guaranteed Payments for 120 Months. At the Company's discretion, other Income Plans may be available upon request. The Company currently uses sex-distinct annuity tables. However, if legislation is passed by Congress or the states, the Company reserves the right to use income payment tables which do not distinguish on the basis of sex. Special rules and limitations may apply to certain qualified contracts.

     If the Contract Value to be applied to an Income Plan is less than $2,000, or if the monthly payments determined under the Income Plan are less than $20, the Company may pay the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum or change the payment frequency to an interval which results in income payments of at least $20.

                                 DEATH BENEFITS

DISTRIBUTION UPON DEATH PAYMENT PROVISIONS

A distribution upon death may be paid to the Owner determined immediately after the death if, prior to the Payout Start Date:

     / /  any Owner dies; or

     / /  the Annuitant dies and the Owner is not a natural person.

     If the Owner eligible to receive a distribution upon death is not a natural person, then the Owner may elect to receive the distribution upon death in one or more distributions. Otherwise, if the Owner is a natural person, the Owner may elect to receive a distribution upon death in one or more distributions or periodic payments through an Income Plan.

     A death benefit will be paid: 1) if the Owner elects to receive the death benefit in a single payment distributed within 180 days of the date of death; and 2) if the death benefit is paid as of the day the value of the death benefit is determined. Otherwise, the settlement value will be paid. The settlement value is the same amount that would be paid in the event of withdrawal of the Contract Value. The Company will calculate the settlement value at the end of the Valuation Period coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death. In any event, the entire distribution upon death must be distributed within five years after the date of death unless an Income Plan is selected or a surviving spouse continues the Contract in accordance with the following sections:

     Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

                    -    the life of the Owner; or

                    - a period not to exceed the life expectancy of the Owner; or

                    - the life of the Owner with payments guaranteed for a period not to exceed the life expectancy of the Owner.

     If the surviving spouse of the deceased Owner is the new Owner, then the spouse may elect one of the options listed above or may continue the Contract in the accumulation phase as if the death had not occurred. The Company will only permit the Contract to be continued once. If the Contract is continued in the accumulation phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

DEATH BENEFIT AMOUNT

     Prior to the Payout Start Date, the death benefit is equal to the greatest of:

     (a) the Contract Value on the date the Company determines the death benefit; or

     (b) the amount that would have been payable in the event of a full withdrawal of the Contract Value on the date the Company determines the death benefit; or

     (c) the Contract Value on the Death Benefit Anniversary immediately preceding the date the Company determines the death benefit adjusted by any purchase payments, withdrawals and charges made between such Death Benefit Anniversary and the date the Company determines the death benefit. A Death Benefit Anniversary is every seventh Contract Anniversary beginning with the issue date. For example, the issue date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries. The death benefit will never be less than the sum of all purchase payments less any amounts previously withdrawn (including income tax withholding).

     In addition to the above options, upon purchase of the Contract, the Owner can select one of the following enhanced death benefit options:

     (A) the greatest of the anniversary values as of the date we determine the death benefit. The anniversary value is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that anniversary and reduced by the amount of any partial withdrawals since that anniversary. Anniversary values will be calculated for each Contract Anniversary prior to the earlier of: (i) the date we determine the death benefit, or (ii) the deceased's attained age 75 or 5 years after the date the Contract was established, if later; or

     (B) total purchase payments minus the sum of all partial withdrawals. Each purchase payment and each partial withdrawal will accumulate daily at rate equivalent to 5% per year until the earlier of: (i) the date we determine the death benefit, or (ii) the first day of the month following the deceased's 75th birthday or 5 years after the issue date, if later.

     If neither option is selected by the Owner, the Contract will automatically include option (A).

     The value of the death benefit will be determined at the end of the Valuation Period during which the Company receives a complete request for payment of the death benefit, which includes due proof of death.

     The Company will not settle any death claim until it receives due proof of death.

                          CHARGES AND OTHER DEDUCTIONS

DEDUCTIONS FROM PURCHASE PAYMENTS

     No deductions are made from purchase payments. Therefore, the full amount of every purchase payment is invested in the Investment Alternative(s).


WITHDRAWAL CHARGE (CONTINGENT DEFERRED SALES CHARGE)

     You may withdraw the Contract Value at any time before the earliest of the Payout Start Date, the death of any Owner or, if the Owner is not a natural person, the death of the Annuitant.

     There are no withdrawal charges on amounts withdrawn up to 10% of the amount of purchase payments. Amounts withdrawn in excess of this may be subject to a withdrawal charge. Amounts not subject to a withdrawal charge and not withdrawn in a Contract Year are not carried over to later Contract Years. Withdrawal charges, if applicable, will be deducted from the amount paid.

     For purposes of calculating the amount of the withdrawal charge, withdrawals are assumed to come from purchase payments first, beginning with the oldest payment. Withdrawals made after all purchase payments have been withdrawn, will not be subject to a withdrawal charge. For partial withdrawals, the Contract Value will be adjusted to reflect the amount of payment received by the Owner, any withdrawal charge, any applicable taxes and any Market Value Adjustment.

     Withdrawals in excess of the Free Withdrawal Amount will be subject to a withdrawal charge as set forth below:


          COMPLETE YEARS SINCE
          PURCHASE PAYMENT BEING                       APPLICABLE WITHDRAWAL
          WITHDRAWN WAS MADE                              CHARGE PERCENTAGE

          ---------------------------------------------------------------------
          0 YEARS....................................            6%
          1 YEAR.....................................            6%
          2 YEARS....................................            5%
          3 YEARS....................................            5%
          4 YEARS....................................            4%
          5 YEARS....................................            4%
          6 YEARS....................................            3%
          7 YEARS OR MORE............................            0%


     Withdrawal charges will be used to pay sales commissions and other promotional or distribution expenses associated with the marketing of the Contracts. The Company does not anticipate that the withdrawal charges will cover all distribution expenses in connection with the Contract.

     In addition, federal and state income tax may be withheld from withdrawal amounts. Certain terminations may also be subject to a federal tax penalty.
See "Federal Tax Matters," page    .

     The Company reserves the right to waive the withdrawal charge with respect to Contracts issued to employees and registered representatives of any broker-dealer that has entered into a sales agreement with Allstate Life Financial Services, Inc. ("ALFS") to sell the Contracts and all wholesalers and their employees that are under agreement with ALFS to wholesale the Contract.
In addition, the Company will waive any withdrawal charge prior to the Payout Start Date if at least 30 days after the Contract Date any Owner (or Annuitant if the Owner is not a natural person) is first confined to a long term care facility or hospital for at least 90 consecutive days, confinement is prescribed by a physician and is medically necessary, and the request for a withdrawal and adequate written proof of confinement are received by us no later than 90 days after discharge. The withdrawal charge will also be waived on withdrawals taken to satisfy IRS required minimum distribution rules for this Contract.


CONTRACT MAINTENANCE CHARGE

     A contract maintenance charge is deducted annually from the Contract Value to reimburse the Company for its actual costs in maintaining each Contract and the Variable Account. The Company guarantees that the amount of this charge will not exceed $35 per Contract Year over the life of the Contract. This charge will be waived if the total purchase payments are $50,000 or more on a Contract Anniversary or if all money is allocated to the Fixed Account on the Contract Anniversary.

     Maintenance costs include but are not limited to expenses incurred in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit and Annuity Unit values; and issuing reports to Owners and regulatory agencies. The Company does not expect to realize a profit from this charge.

     On each Contract Anniversary prior to the payout start date, the contract maintenance charge will be deducted from Sub-accounts of the Variable Account in the same proportion that the Owner's value in each bears to the total value in all Sub-accounts of the Variable Account. After the Payout Start Date, a pro rata share of the annual contract maintenance charge will be deducted from each income payment. For example, 1/12 of the $35, or $2.92, will be deducted if there are twelve income payments during the Contract Year. A full contract maintenance charge will be deducted if the Contract is terminated on any date other than a Contract Anniversary.

ADMINISTRATIVE EXPENSE CHARGE

     The Company will deduct an administrative expense charge which is equal, on an annual basis, to .10% of the daily net assets you have allocated to the Sub-accounts of the Variable Account. This charge is designed to cover actual administrative expenses which exceed the revenues from the contract maintenance charge. The Company does not intend to profit from this charge. The Company believes that the administrative expense charge and contract maintenance charge have been set at a level that will recover no more than the actual costs associated with administering the Contracts. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract.


MORTALITY AND EXPENSE RISK CHARGE

     The Company will deduct a mortality and expense risk charge which is equal, on an annual basis, to 1.35% of the daily net assets you have allocated to the Sub-accounts of the Variable Account. The Company estimates that .95% is attributable to the assumption of mortality risks and .40% is attributable to the assumption of expense risks. The Company guarantees that the amount of this charge will not increase over the life of the Contract.

     The mortality risk arises from the Company's guarantee to cover all death benefits and to make income payments in accordance with the Income Plan selected and the Income Payment Tables.

     The expense risk arises from the possibility that the contract maintenance and administrative expense charge, both of which are guaranteed not to increase, will be insufficient to cover actual administrative expenses.

     If the mortality and expense risk charge is insufficient to cover the Company's mortality costs and excess expenses, the Company will bear the loss. If the charge is more than sufficient, the Company will retain the balance as profit. The Company currently expects a profit from this charge. Any such profit, as well as any other profit realized by the Company and held in its general account (which supports insurance and annuity obligations), would be available for any proper corporate purpose, including, but not limited to, payment of distribution expenses.


TAXES

     The Company will deduct applicable state premium taxes or other similar policyholder taxes relative to the Contract (collectively referred to as "premium taxes") either at the Payout Start

Date, or when a total withdrawal occurs. Current premium tax rates range from 0 to 3.5%. The Company reserves the right to deduct premium taxes from the purchase payments.


     At the Payout Start Date, the charge for premium taxes will be deducted from each Investment Alternative in the proportion that the Owner's value in the Investment Alternative bears to the total Contract Value.


TRANSFER CHARGES

     The Company reserves the right to assess a $10 charge on each transfer in excess of twelve per Contract Year, excluding transfers through Dollar Cost Averaging and Automatic Fund Rebalancing. The Company is presently waiving this charge.


FUND EXPENSES

     A complete description of the expenses and deductions from the Funds is found in the prospectus for the Fund Series. This prospectus is accompanied by the prospectus for the Fund Series.




                                 GENERAL MATTERS


OWNER

     The Owner has the sole right to exercise all rights and privileges under the Contract, except as otherwise provided in the Contract. The Contract cannot be jointly owned by both a non-natural person and a natural person.


BENEFICIARY

     Subject to the terms of any irrevocable Beneficiary designation, the Owner may change the Beneficiary at any time by notifying the Company in writing. Any change will be effective at the time it is signed by the Owner, whether or not the Annuitant is living when the change is received by the Company. The Company will not, however, be liable as to any payment or settlement made prior to receiving the written notice.

     Unless otherwise provided in the Beneficiary designation, if a Beneficiary predeceases the Owner and there are no other surviving beneficiaries, the new Beneficiary will be: the Owner's spouse if living; otherwise, the Owner's children, equally, if living; otherwise, the Owner's estate. Multiple Beneficiaries may be named. Unless otherwise provided in the Beneficiary designation, if more than one Beneficiary survives the Owner, the surviving Beneficiaries will share equally in any amounts due.


ASSIGNMENTS

     The Company will not honor an assignment of an interest in a Contract as collateral or security for a loan. Otherwise, the Owner may assign benefits under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. No assignment will bind the Company unless it is signed by the Owner and filed with the Company. The Company is not responsible for the validity of an assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments.


DELAY OF PAYMENTS

     Payment of any amounts due from the Variable Account under the Contract will occur within seven days, unless:

     1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

     2. An emergency exists as defined by the Securities and Exchange Commission; or

     3. The Securities and Exchange Commission permits delay for the protection of the Owners.

     Payments or transfers from the Fixed Account may be delayed for up to 6 months.


MODIFICATION

     The Company may not modify the Contract without the consent of the Owner except to make the Contract meet the requirements of the Investment Company Act of 1940, or to make the Contract comply with any changes in the Internal Revenue Code or to make any changes required by the Code or by any other applicable law.

CUSTOMER INQUIRIES

     The Owner or any persons interested in the Contract may make inquiries regarding the Contract by calling or writing your representative or the Company at:

GLENBROOK LIFE AND ANNUITY COMPANY
3100 SANDERS ROAD
NORTHBROOK, ILLINOIS  60062
1-800/776-6978



                               FEDERAL TAX MATTERS

INTRODUCTION

     THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. THE COMPANY MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT. Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on the individual circumstances of each person. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL

     Generally, an annuity contract owner is not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where (1) the owner is a natural person, (2) the investments of the Variable Account are "adequately diversified" in accordance with Treasury Department Regulations, and (3) the issuing insurance company, instead of the annuity owner, is considered the owner for federal income tax purposes of any separate account assets funding the contract.

NON-NATURAL OWNERS

     As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes and the income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. There are several exceptions to the general rule for contracts owned by non-natural persons which are discussed in the Statement of Additional Information.

DIVERSIFICATION REQUIREMENTS

     For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" in accordance with the standards provided in the Treasury regulations. If the investments in the Variable Account are not adequately diversified, then the Contract will not be treated as an annuity contract for federal income tax purposes and the Owner will be taxed on the excess of the Contract Value over the investment in the Contract. Although the Company does not have control over the Funds or their investments, the Company expects the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT



     In connection with the issuance of the regulations on the adequate diversification standards, the Department of the Treasury announced that the regulations do not provide guidance concerning the extent to which contract owners may direct their investments among Sub-accounts of a variable account. The Internal Revenue Service has previously stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, Treasury announced that guidance would be issued in the future regarding the extent that owners could direct their investments among Sub-accounts without being treated as owners of the underlying assets of the Variable Account. As of the date of this prospectus, no such guidance has been issued.

    The ownership rights under this contract are similar to, but different in certain respects from, those described by the Service in rulings in which it was determined that contract owners were not owners of separate account assets. For example, the owner of this contract has the choice of more investment options to which to allocate premiums and contract values, and may be able to transfer among investment options more frequently than in such rulings. These differences could result in the contract owner being treated as the owner of the assets of the Variable Account. In those circumstances, income and gains from the Variable Account assets would be includible in the Contract Owners' gross income. In addition, the Company does not know what standards will be set forth in the regulations or rulings which the Treasury Department has stated it expects to issue. It is possible that Treasury's position, when announced, may adversely affect the tax treatment of existing contracts. The Company, therefore, reserves the right to modify the Contract as necessary to attempt to prevent the Owner from being considered the federal tax owner of the assets of the Variable Account. However, the Company makes no guarantee that such modification to the contract will be successful.

DELAYED MATURITY DATES

    If the contract's scheduled maturity date is at a time when the annuitant has reached an advanced age, e.g., past age 85, it is possible that the contract would not be treated as an annuity. In that event, the income and gains under the contract could be currently includible in the owner's income.

TAXATION OF PARTIAL AND FULL WITHDRAWALS

     In the case of a partial withdrawal under a non-qualified contract, amounts received are taxable to the extent the contract value before the withdrawal exceeds the investment in the contract. The investment in the contract is the gross premium or other consideration paid for the contract reduced by any amounts previously received from the contract to the extent such amounts were properly excluded from the owner's gross income. In the case of a partial withdrawal under a qualified contract, the portion of the payment that bears the same ratio to the total payment that the investment in the contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, can be excluded from income. In the case of a full withdrawal under a non-qualified contract or a qualified contract, the amount received will be taxable only to the extent it exceeds the investment in the contract. If an individual transfers an annuity contract without full and adequate consideration to a person other than the individual's spouse (or to a former spouse incident to a divorce), the owner will be taxed on the difference between the contract value and the investment in the contract at the time of transfer. Other than in the case of certain qualified contracts, any amount received as a loan under a contract, and any assignment or pledge (or agreement to assign or pledge) of the contract value is treated as a withdrawal of such amount or portion. The contract provides a death benefit that in certain circumstances may exceed the greater of the payments and the contract value. As described elsewhere in the prospectus, the Company imposes certain charges with respect to the death benefit. It is possible that some portion of those charges could be treated for federal tax purposes as a partial withdrawal from the contract.

TAXATION OF ANNUITY PAYMENTS

     Generally, the rule for income taxation of payments received from an annuity contract provides for the return of the owner's investment in the contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. In the case of variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the contract by the total number of expected payments. In the case of fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. Once the total amount of the investment in the contract is excluded using these ratios, the annuity payments will be fully taxable. If annuity payments cease because of the death of the annuitant before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the annuitant for his last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS

     Amounts may be distributed from an annuity contract because of the death of an owner or annuitant. Generally, such amounts are includible in income as follows: (1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal or (2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment.


PENALTY TAX ON PREMATURE DISTRIBUTIONS

     There is a 10% penalty tax on the taxable amount of any premature distribution from a non-qualified annuity contract. The penalty tax generally applies to any distribution made prior to the owner attaining age 59 1/2. However, there should be no penalty tax on distributions to owners (1) made on or after the owner attains age 59 1/2; (2) made as a result of the owner's death or disability; (3) made in substantially equal periodic payments over life or life expectancy; or (4) made under an immediate annuity. Similar rules apply for distributions under certain qualified contracts; or (5) attributable to an investment in the contract before August 14, 1982. A competent tax advisor should be consulted to determine if any other exceptions to the penalty apply to your specific circumstances.

AGGREGATION OF ANNUITY CONTRACTS

     All non-qualified deferred annuity contracts issued by the Company (or its affiliates) to the same owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


TAX QUALIFIED CONTRACTS

     Annuity contracts may be used as investments with certain tax qualified plans such as: (1) Individual Retirement Annuities under Section 408(b) of the Code; (2) Simplified Employee Pension Plans under Section 408(k) of the Code;
(3) Tax Sheltered Annuities under Section 403(b) of the Code; (4) Corporate and Self Employed Pension and Profit Sharing Plans; and (5) State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. In the case of certain tax qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the contract.

RESTRICTIONS UNDER SECTION 403(b) PLANS

     Section 403(b) of the Code provides for tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. In accordance with the requirements of Section 403(b), any annuity contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only after the employee attains age 59 1/2, separates from service, dies, becomes disabled or on account of hardship (earnings on salary reduction contributions may not be distributed on the account of hardship). These limitations do not apply to withdrawals where the Company is directed to transfer some or all of the contract value to another
Section 403(b) plans.


INCOME TAX WITHHOLDING

     The Company is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless an individual elects to make a "direct rollover" of such amounts to another qualified plan or Individual Retirement Account or Annuity (IRA). Eligible rollover distributions generally include all distributions from qualified contracts, excluding IRAs, with the exception of (1) required minimum distributions, or (2) a series of substantially equal periodic payments made over a period of at least 10 years, or the life (joint lives) of the participant (and beneficiary). For any distributions from non-qualified annuity contracts, or distributions from qualified contracts which are not considered eligible rollover distributions, the Company may be required to withhold federal and state income taxes unless the recipient elects not to have taxes withheld and properly notifies the Company of such election.


                          DISTRIBUTION OF THE CONTRACTS

     Allstate Life Financial Services, Inc. ("ALFS"), 3100 Sanders Road, Northbrook Illinois, a wholly owned subsidiary of Allstate Life, acts as the principal underwriter of the Contracts. ALFS is registered as a broker-dealer under the Securities Exchange Act of 1934 and became a member of the National Association of Securities Dealers, Inc. on June 30, 1993. Contracts are sold by registered representatives of broker-dealers or bank employees who are licensed insurance agents appointed by the Company, either individually or through an incorporated insurance agency. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Securities Exchange Act of 1934, pursuant to legal and regulatory exceptions.

     Commissions paid may vary, but in aggregate are not anticipated to exceed 6.75% of any purchase payment. In addition, under certain circumstances, certain sellers of the Contracts may be paid persistency bonuses which will take into account, among other things, the length of time purchase payments have been held under a Contract, and Contract Values. A persistency bonus is not expected to exceed 1.20%, on an annual basis, of the Contract Values considered in connection with the bonus. These commissions are intended to cover distribution expenses.

     The underwriting agreement with ALFS provides for indemnification of ALFS by the Company for liability to Owners arising out of services rendered or Contracts issued.

                                  VOTING RIGHTS

     The Owner or anyone with a voting interest in the Sub-account of the Variable Account may instruct the Company on how to vote at shareholder meetings of the Fund Series. The Company will solicit and cast each vote according to the procedures set up by the Fund Series and to the extent required by law. The Company reserves the right to vote the eligible shares in its own right, if subsequently permitted by the Investment Company Act of 1940, its regulations or interpretations thereof.

     Fund shares as to which no timely instructions are received will be voted in proportion to the voting instructions which are received with respect to all Contracts participating in that Sub-account. Voting instructions to abstain on any item to be voted upon will be applied on a pro-rata basis to reduce the votes eligible to be cast.

     Before the Payout Start Date, the Owner holds the voting interest in the Sub-account of the Variable Account (The number of votes for the Owner will be determined by dividing the Contract Value attributable to a Sub-account by the net asset value per share of the applicable eligible Fund.)

     After the Payout Start Date, the person receiving income payments has the voting interest. After the Payout Start Date, the votes decrease as income payments are made and as the reserves for the Contract decrease. That person's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-account by the net asset value per share of the corresponding eligible Fund.



                             SELECTED FINANCIAL DATA


     The following selected financial data for the Company should be read in conjunction with the financial statements and notes thereto included in this
Prospectus beginning on page   .

                       GLENBROOK LIFE AND ANNUITY COMPANY
                             SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

Year-End Financial Data                        1994      1993      1992*
-----------------------                      --------  --------  -------
For The Years Ended December 31:
  Income Before Taxes. . . . . . . . . .     $  2,017  $   836   $   337
  Net Income . . . . . . . . . . . . .          1,294      529       212
As of December 31:


                                       43


  Total Assets(1). . . . . . . . . . . .      751,680  169,361    12,183

     (1)The Company adopted SFAS No. 115, "Accounting for Certain Instruments in Debt and Equity Securities" on December 31, 1993. See Note 3 to the Financial Statements.

     * For the period from April 1, 1992 (date of acquisition) to December 31, 1992.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                      AND FOR THE PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992


GENERAL

     Glenbrook Life and Annuity Company (the "Company") is wholly owned by Allstate Life Insurance Company ("Allstate Life"), which is wholly owned by Allstate Insurance Company, a wholly-owned subsidiary of The Allstate Corporation (the "Corporation"). In November 1994, Sears, Roebuck and Co. ("Sears") announced it intended to distribute in a tax-free dividend to its stockholders its 80.3% ownership interest of the Corporation.

     The Company issues single and flexible premium fixed annuity contracts. In addition the Company issues flexible premium deferred variable annuity contracts.

     Effective December 31, 1993, the Company entered into an assumption reinsurance treaty with an affiliate, Glenbrook Life Insurance Company, to reinsure certain annuity contracts. Per the terms of the agreement, the Company assumed all of Glenbrook Life Insurance Company's liability under such contracts.

     The Company reinsures all of its insurance in force, including the business assumed from Glenbrook Life Insurance Company, with Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by the Company are not reflected in the Company's financial statements. The amounts reflected in the Company's financial statements relate only to the investment of those assets of the Company that are not transferred to Allstate Life under the reinsurance agreement.


RESULTS OF OPERATIONS

     Net investment income was $2.0 million in 1994 compared with $836 thousand and $405 thousand in 1993 and 1992, respectively. Invested assets grew $38.5 million in 1994 due entirely to a capital contribution from Allstate Life during the third quarter of 1994.

     Net income was $1.3 million compared to $529 thousand in 1993 and $212 thousand in 1992. The increase in 1994 is due to the increase in investment income.

LIQUIDITY AND CAPITAL RESOURCES

     Under the terms of intercompany reinsurance agreements, assets of the Company that relate to insurance in-force are transferred to Allstate Life. Therefore, the funds necessary to support the operations of the Company are generally provided by Allstate Life and the invested assets supporting contract liabilities are held by Allstate Life.

     During the third quarter of 1994, the Company received a capital contribution of $39 million from Allstate Life.


SEGMENT INFORMATION

     The Company's operations consist of one business segment which is the issuance of insurance and annuity products.


RESERVES

     Under the Company's reinsurance agreement with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for the variable portion of variable contracts. The Company's variable contract assets and liabilities are held in legally segregated unitized separate accounts and are retained by the Company. The transactions related to guaranteed benefits under the variable contracts are transferred to Allstate Life.


INVESTMENTS

     The Company generally holds its fixed income securities for the long term, but has classified them as "available for sale" and carries them in the statement of financial position at fair value, to allow maximum flexibility in portfolio management.


PENDING ACCOUNTING STANDARDS

     In May, 1993, the Financial Accounting Standards Board ("FASB") issued FASB No. 114, "Accounting by Creditors for Impairment of a Loan." The statement, which must be adopted by 1995, requires that impairment loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. The impact on net income and financial condition of adopting this statement is not expected to be significant.

GLENBROOK LIFE AND ANNUITY COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THREE- AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1995



GENERAL

     Glenbrook Life and Annuity Company ("the Company") is wholly owned by Allstate Life Insurance Company ("Allstate Life"). Allstate Life is wholly-owned by Allstate Insurance Company, a wholly-owned subsidiary of The Allstate Corporation ("the Corporation"). Sears, Roebuck and Co. distributed its 80.3% ownership in the Corporation on June 30, 1995 to Sears common shareholders through a tax-free dividend. As a result of the distribution, Sears no longer has an ownership interest in the Corporation.

     The Company issues single and flexible premium annuity contracts and flexible premium deferred variable annuity contracts.

     The Company reinsures all of its insurance in force with Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by the Company are not reflected in the Company's Statements of Income.


RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     Pre-tax net investment income in the third quarter of 1995 increased 72.1% to $1.0 million compared to $581 thousand for the same period in 1994. For the first nine months of 1995, pre-tax net investment income increased to $3.0 million compared to $1.0 million in the prior year. The increases were related to an increased level of invested assets which resulted from a $39 million capital contribution from Allstate Life during the third quarter of 1994. Net income reflects the changes in pre-tax investment income.

     The Statement of Financial Position at September 30, 1995 reflects an increase of 68.6% from December 31, 1994 in both contractholder funds and amounts recoverable from Allstate Life Insurance Company under reinsurance treaties. These increases are due to sales of the Company's single and flexible premium annuity contracts. Unrealized net capital gains (losses) increased $3.3 million to an unrealized net capital gain of $2.2 million, as compared to an unrealized net capital loss of $1.1 million at December 31, 1994. Fluctuations in unrealized gains (losses) are largely a function of overall market conditions. Current year increases are the result of an overall lower interest rate environment as compared to December 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

     Under the terms of the reinsurance agreements, assets of the Company that relate to insurance inforce are transferred to Allstate Life. Therefore, the funds necessary to support the operations of the Company are provided by Allstate Life, and the Company is not required to obtain additional capital to support inforce or future business.


PENDING ACCOUNTING STANDARDS

     In March 1995, the Financial Accounting Standards Board issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The statement requires that impairment loss be measured for those assets as the amount by which the carrying amount of the asset exceeds the asset's fair value. This statement will be adopted in 1996 and is not expected to have a material impact on the Company's results of operations or financial position.

     In October 1995, the FASB issued SFAS No. 123 "Accounting for Stock-Based Compensation" which encourages entities to adopt a fair value based method of accounting for compensation cost of employee stock compensation plans. The statement allows an entity to continue the application of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees", however pro forma disclosures of net income and earnings per share, as if the fair value based method of accounting defined by this statement had been applied, are required. The disclosure requirements of this statement will be adopted in 1996. Results of operations and financial position will not be affected by the adoption of this statement.





                                   COMPETITION

     The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities competing in the sale of insurance and annuities. There are approximately 2,000 stock, mutual and other types of insurers in business in the United States. Several independent rating agencies regularly evaluate life insurer's claims-paying ability, quality of investments and overall stability. A.M. Best Company assigns A+ (Superior) to Allstate Life which automatically reinsures all net business of the Company. A.M. Best Company also assigns the Company the rating of A+(r) because the Company automatically reinsures all business with Allstate Life. Standard & Poor's Insurance

Rating Services assigns AA+ (Excellent) to Glenbrook Life's claims-paying ability and Moody's assigns an Aa3 (Excellent) financial stability rating to Glenbrook Life. These ratings do not relate to the investment performance of the Variable Account.


                                    EMPLOYEES

     As of December 31, 1994, Allstate Life has approximately 31 employees at its home office in Northbrook, Illinois who work primarily on the Company's matters.


                                   PROPERTIES

     The Company occupies office space provided by its parent, Allstate Life, in Northbrook, Illinois. Expenses associated with these offices are allocated on a direct and indirect basis to the Company.


                          STATE AND FEDERAL REGULATION

     The insurance business of the Company is subject to comprehensive and
detailed regulation and supervision throughout the United States.   The laws of
the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

     Under insurance guaranty fund law, in most states, insurers doing business therein can be assessed up to prescribed limits for contract owner losses incurred as a result of company insolvencies. The amount of any future assessments on the Company under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

     In addition, several states, including Illinois, regulate affiliated groups of insurers, such as the Company and its affiliates, under insurance holding company legislation. Under such laws, intercompany transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies.

     Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, controls on medical care costs, removal of barriers preventing banks from engaging in the securities and insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles, and proposed legislation to prohibit the use of gender in determining insurance and pension rates and benefits.


                 EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

     The directors and executive officers are listed below, together with information as to their ages, dates of election and principal business occupations during the last five years (if other than their present business occupations).

LOUIS G. LOWER, II, 50, Chief Executive Officer (1995)* and Chairman of the Board (1992)*

     He is also President and Chairman of the Board of Directors of Allstate Life Insurance Company, Northbrook Life Insurance Company, Glenbrook Life Insurance Company, The Northbrook Corporation and Allstate Life Insurance Company of New York; Chairman of the Board of Directors and Chief Executive Officer of Surety Life Insurance Company and Lincoln Benefit Life Company; Chairman of the Board of Directors of Allstate Settlement Corporation; Director and Senior Vice President of Allstate Insurance Company; Vice President of the Allstate Foundation; and Director of Allstate Life Financial Services, Inc., Allstate Indemnity Company, Allstate Property and Casualty Insurance Company, Deerbrook Insurance Company, Northbrook Indemnity Company, Northbrook National Insurance Company, Northbrook Property and Casualty Insurance Company, Allstate International, Inc. and Saison Life Insurance Company, Ltd. Prior to 1990, he was Executive Vice President of Allstate Life Insurance Company. From 1992 to 1995, in addition to his position as Chairman of the Board, he was also President of the Company.

MARLA G. FRIEDMAN, 41, President, Chief Operating Officer (1995)* and Director
(1992)*

     She is also Vice President and Director of Allstate Life Insurance Company, Northbrook Life Insurance Company, Glenbrook Life Insurance Company and The Northbrook Corporation; and Director of Allstate Settlement Corporation and Allstate Life Financial Services, Inc. Prior to 1995, she was Vice President and Director of Glenbrook Life and Annuity Company and prior to 1992, she was Vice President and Director of Allstate Life Insurance Company and Northbrook Life Insurance Company. Prior to 1995, she was also Vice President of the Company.

MICHAEL J. VELOTTA, 50, Vice President, Secretary, General Counsel, and Director
(1993)*

     He is also Vice President, Secretary, General Counsel and Director of Allstate Life Insurance Company, Northbrook Life Insurance Company, Glenbrook Life Insurance Company and Allstate Life Insurance Company of New York; Secretary and Director of Allstate Settlement Corporation, Allstate Life Financial Services, Inc. and The Northbrook Corporation; and Director of Surety Life Insurance Company and Lincoln Benefit Life Company. Prior to 1993, he was Vice President and Assistant General Counsel of Allstate Insurance Company.

PETER H. HECKMAN, 49, Vice President and Director (1992)*

     He is also Vice President and Director of Allstate Life Insurance Company, Northbrook Life Insurance Company, Glenbrook Life Insurance Company, Allstate Settlement Corporation and Allstate Life Insurance Company of New York; Vice President and Controller of The Northbrook Corporation; and Director of Surety Life Insurance Company and Lincoln Benefit Life Company. Prior to 1992, he was Vice President and Director of Allstate Life Insurance

Company, Northbrook Life Insurance Company, Glenbrook Life Insurance Company and Allstate Life Insurance Company of New York.

G. CRAIG WHITEHEAD, 49, Senior Vice President (1992)* and Director (1995)*

     He is also Assistant Vice President and Director of Glenbrook Life Insurance Company and Assistant Vice President of Allstate Life Insurance Company. Prior to 1992, he was an Assistant Vice President of Glenbrook Life Insurance Company and Allstate Life Insurance Company and prior to 1991, he was a director in the strategic planning area of Allstate Insurance Company.

BARRY S. PAUL, 40, Assistant Vice President and Controller (1992)*

     He is also Assistant Vice President and Controller of Allstate Life Insurance Company, Northbrook Life Insurance Company, Allstate Life Insurance Company of New York and Glenbrook Life Insurance Company. Prior to 1991, he was Assistant Vice President of Allstate Life Insurance Company, Northbrook Life Insurance Company and Allstate Life Insurance Company of New York.


* Date elected/appointed to current office.


                             EXECUTIVE COMPENSATION

     Executive officers of the Company also serve as officers of Allstate Life and receive no compensation directly from the Company. Some of the officers also serve as officers of other companies affiliated with the Company. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of the Company. However, no officer's compensation allocated to the Company exceeded $100,000 in 1994. The allocated cash compensation of all officers of the Company as a group for services rendered in all capacities to the Company during 1994 totaled $9,216.31. Directors of the Company receive no compensation in addition to their compensation as employees of the Company.

                           SUMMARY COMPENSATION TABLE
                          (Allstate Life Insurance Co.)


                                                                                                           Long Term Compensation
                                                                                                        ----------------------------
                                              Annual Compensation                          Awards                  Payouts
                                       ----------------------------------                ------------            -----------
            (a)                    (b)           (c)         (d)           (e)          (f)         (g)       (h)           (i)
                                                                          Other                  Securities
                                                                          Annual     Restricted  Underlying   LTIP        All Other
                                                                       Compensation    Stock      Options/   Payouts    Compensation
  Name and Principal Position      Year       Salary($)    Bonus($)         $         Award(s)     SARs(#)     ($)           ($)
------------------------------     ----       --------     --------      --------     --------     ------   ---------    -----------
Louis G. Lower, II . . . . . .     1994       $389,050     $ 26,950      $ 25,889     $170,660      N/A          0       $  1,890(1)
  President and Chairman           1993       $374,200     $294,683      $ 52,443     $318,625      N/A     $  13,451    $  6,296(1)
   of the Board of Directors       1992       $356,625         0         $ 11,981     $206,388      N/A     $ 173,561    $  2,095(1)

(1) Amount received by Mr. Lower which represents the value allocated to his account from employer contributions under The Savings and Profit Sharing Fund of Sears employees.

     Shares of the Company and Allstate Life are not directly owned by any director or officer of the Company. The percentage of shares of The Allstate Corporation beneficially owned by any director, and by all directors and officers of the Company as a group, does not exceed one percent of the class outstanding.


                                LEGAL PROCEEDINGS

     From time to time the Company is involved in pending and threatened litigation in the normal course of its business in which claims for monetary damages are asserted. Management, after consultation with legal counsel, does not anticipate the ultimate liability arising from such pending or threatened litigation to have a material effect on the financial condition of the Company.


                                     EXPERTS

     The financial statements and financial statement schedule of the Company included in this prospectus have been audited by Deloitte & Touche LLP, Two Prudential Plaza, 180 North Stetson Avenue, Chicago, Illinois, 60601-6779 independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     Certain legal matters relating to the federal securities laws applicable to the issue and sale of the Contracts have been passed upon by Routier and Johnson, P.C., of Washington, D.C. All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and the Company's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of the Company.

34

                                  [LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDER
OF GLENBROOK LIFE AND ANNUITY COMPANY:

We have audited the accompanying Statements of Financial Position of Glenbrook Life and Annuity Company (an affiliate of Sears, Roebuck and Co.) as of December 31, 1994 and 1993, and the related Statements of Income, Shareholder's Equity and Cash Flows for the years ended December 31, 1994 and 1993 and for the period from April 1, 1992 (date of acquisition) to December 31, 1992. Our audits also included Schedule IV -- Reinsurance for the years ended December 31, 1994 and 1993 and for the period from April 1, 1992 to December 31, 1992. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Glenbrook Life and Annuity Company as of December 31, 1994 and 1993 and the results of its operations and its cash flows for the years ended December 31, 1994, 1993, and for the period from April 1, 1992 (date of acquisition) to December 31, 1992 in conformity with generally accepted accounting principles. Also in our opinion, Schedule IV -- Reinsurance, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 3 to the financial statements, in 1993 the Company changed its method of accounting for investments in debt securities.

/s/ Deloitte & Touche LLP
April 1, 1995

35

                       GLENBROOK LIFE AND ANNUITY COMPANY
                        STATEMENTS OF FINANCIAL POSITION

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1994        1993
                                                                                            ----------  ----------
                                                                                               ($ IN THOUSANDS)
Assets
  Investments
    Fixed income securities:
      Available for sale, at fair value (amortized cost $51,527 and $9,543)...............  $   49,807  $   10,609
    Short-term............................................................................         924       1,591
                                                                                            ----------  ----------
        Total investments.................................................................      50,731      12,200
  Reinsurance recoverable from Allstate Life Insurance Company............................     696,854     154,799
  Cash....................................................................................                     299
  Net receivable from affiliates..........................................................          88          41
  Other...................................................................................       4,007       2,022
                                                                                            ----------  ----------
        Total assets......................................................................  $  751,680  $  169,361
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Liabilities
  Contractholder funds....................................................................  $  696,854  $  154,799
  Income taxes payable....................................................................          63         574
  Other liabilities and accrued expenses..................................................       2,105         813
                                                                                            ----------  ----------
        Total liabilities.................................................................     699,022     156,186
                                                                                            ----------  ----------
Commitments and contingencies
Shareholder's equity
  Common stock ($500 par, 42,000 shares authorized, issued, and outstanding)..............       2,100       2,100
  Additional capital paid-in..............................................................      49,641       9,641
  Unrealized net capital (losses) gains...................................................      (1,118)        693
  Retained income.........................................................................       2,035         741
                                                                                            ----------  ----------
        Total shareholder's equity........................................................      52,658      13,175
                                                                                            ----------  ----------
        Total liabilities and shareholder's equity........................................  $  751,680  $  169,361
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                       See notes to financial statements.

36

                       GLENBROOK LIFE AND ANNUITY COMPANY
                              STATEMENTS OF INCOME

                                                                                         FOR THE
                                                                 FOR THE YEAR ENDED    PERIOD FROM
                                                                    DECEMBER 31,       APRIL 1 TO
                                                                --------------------  DECEMBER 31,
                                                                  1994       1993         1992
                                                                ---------  ---------  -------------
                                                                         ($ IN THOUSANDS)
Revenues
  Investment income, less investment expense..................  $   2,017  $     753    $     405
  Realized capital gains and losses...........................                    83
                                                                ---------  ---------        -----
                                                                    2,017        836          405
Expenses
  Operating expenses..........................................                                 68
                                                                ---------  ---------        -----
Income before income taxes....................................      2,017        836          337
Income tax expense............................................        723        307          125
                                                                ---------  ---------        -----
Net income....................................................  $   1,294  $     529    $     212
                                                                ---------  ---------        -----
                                                                ---------  ---------        -----

                       See notes to financial statements.

37

                       GLENBROOK LIFE AND ANNUITY COMPANY
                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                                     UNREALIZED
                                                                        ADDITIONAL   NET CAPITAL
                                                             COMMON       CAPITAL       GAINS      RETAINED
                                                              STOCK       PAID-IN     (LOSSES)      INCOME       TOTAL
                                                           -----------  -----------  -----------  -----------  ---------
                                                                                 ($ IN THOUSANDS)
Balance, at April 1, 1992 (date of acquisition)..........   $   2,100    $   3,641    $  --        $  --       $   5,741
  Net income.............................................                                                212         212
  Capital contribution...................................                    6,000                                 6,000
  Change in unrealized net capital gains and losses......                                   (10)                     (10)
                                                           -----------  -----------  -----------  -----------  ---------
Balance, December 31, 1992...............................       2,100        9,641          (10)         212      11,943
  Net income.............................................                                                529         529
  Change in unrealized net capital gains and losses......                                   703                      703
                                                           -----------  -----------  -----------  -----------  ---------
Balance, December 31, 1993...............................       2,100        9,641          693          741      13,175
  Net income.............................................                                              1,294       1,294
  Capital contribution...................................                   40,000                                40,000
  Change in unrealized net capital gains and losses......                                (1,811)                  (1,811)
                                                           -----------  -----------  -----------  -----------  ---------
Balance, December 31, 1994...............................   $   2,100    $  49,641    $  (1,118)   $   2,035   $  52,658
                                                           -----------  -----------  -----------  -----------  ---------
                                                           -----------  -----------  -----------  -----------  ---------

                       See notes to financial statements.

38

                       GLENBROOK LIFE AND ANNUITY COMPANY
                            STATEMENTS OF CASH FLOWS

                                                                                                        FOR THE
                                                                                FOR THE YEAR ENDED    PERIOD FROM
                                                                                   DECEMBER 31,        APRIL 1 TO
                                                                               ---------------------  DECEMBER 31,
                                                                                  1994       1993         1992
                                                                               ----------  ---------  ------------
                                                                                        ($ IN THOUSANDS)
Cash flows from operating activities:
  Net income.................................................................  $    1,294  $     529   $      212
  Adjustments to reconcile net income to net cash from operating activities:
    Amortization.............................................................          97         58           45
    Realized capital gains...................................................                    (83)
    Changes in other operating assets and liabilities........................        (277)       598          (90)
                                                                               ----------  ---------  ------------
      Net cash from operating activities.....................................       1,114      1,102          167
                                                                               ----------  ---------  ------------
Cash flows from investing activities:
  Fixed income securities available for sale:
    Proceeds from sales......................................................                  3,015
    Investment collections...................................................         649        969          403
    Investment purchases.....................................................     (42,729)    (3,737)      (6,996)
  Net change in short-term investments.......................................         667     (1,102)        (489)
                                                                               ----------  ---------  ------------
      Net cash from investing activities.....................................     (41,413)      (855)      (7,082)
                                                                               ----------  ---------  ------------
Cash flows from financing activities:
  Capital contribution.......................................................      40,000     --            6,000
                                                                               ----------  ---------  ------------
      Net cash from financing activities.....................................      40,000     --            6,000
                                                                               ----------  ---------  ------------
Net (decrease) increase in cash..............................................        (299)       247         (915)
Cash at date of acquisition..................................................                                 967
Cash at beginning of period..................................................         299         52
                                                                               ----------  ---------  ------------
Cash at end of period........................................................  $        0  $     299   $       52
                                                                               ----------  ---------  ------------
                                                                               ----------  ---------  ------------

                       See notes to financial statements.

39

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

1.  BASIS OF PRESENTATION
Glenbrook Life and Annuity Company (the "Company") is wholly owned by Allstate Life Insurance Company ("Allstate Life"), which is wholly owned by Allstate Insurance Company ("Allstate"), a wholly-owned subsidiary of The Allstate Corporation (the "Corporation"). In November 1994, Sears, Roebuck and Co. ("Sears") announced it intends to distribute in a tax-free dividend to its stockholders its 80.2% ownership interest of the Corporation (the "Distribution"). The Distribution is expected to occur in mid-1995, but is subject to market conditions, final approval by the Sears Board of Directors, any required regulatory approvals and a favorable tax ruling or legal opinion on the tax-free nature of the Distribution.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS
Fixed income securities include bonds and mortgage-backed securities. Fixed income securities which may be sold prior to their contractual maturity
("available for sale") are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a separate component of shareholder's equity. Provisions are made to write down the carrying value of fixed income securities for declines in value that are other than temporary.

Short-term investments are carried at cost which approximates fair value.

Investment income consists primarily of interest, which is recognized on an accrual basis. Interest income on mortgage-backed securities is determined on the effective yield method based on the anticipated repayment of principal. Realized capital gains and losses are determined on a specific identification basis.

INCOME TAXES
The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities and the enacted tax rates. Deferred income taxes also arise from unrealized capital gains or losses on fixed income securities carried at fair value.

LIFE INSURANCE ACCOUNTING
The Company sells long-duration contracts that do not involve significant risk of policyholder mortality or morbidity (principally single and flexible premium annuities) which are considered investment contracts.

INVESTMENT CONTRACTS
Payments received under investment contracts are recorded as interest bearing liabilities.

CONTRACTHOLDER FUNDS
Contractholder funds are reserves for investment contracts, which are equal to the account balance that accrues to the benefit of the contractholder. Credited interest rates on contractholder funds ranged from 3.0% to 7.45% for those contracts with fixed interest rates and from 4.25% to 8.1% for those with flexible rates during 1994.

3.  ACCOUNTING CHANGES
Effective December 31, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that investments classified as available for sale be carried at fair value. Previously, fixed income securities classified as available for sale were carried at the lower of amortized cost or fair value, determined in the aggregate. Unrealized holding gains and losses are reflected as a separate component of shareholder's equity, net of deferred income taxes. The net effect of adoption of this statement increased shareholder's equity at December 31, 1993 by $693, with no impact on net income.

40

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

4.  RELATED PARTY TRANSACTIONS

BUSINESS OPERATIONS AND REINSURANCE
The Company utilizes services and business facilities owned or leased, and operated by Allstate in conducting its business activities. The Company reimburses Allstate for the operating expenses incurred by Allstate. The cost to the Company is determined by various allocation methods and is primarily related to the level of services provided. Investment-related expenses are retained by the Company. All other costs, including costs of retirement and other benefit programs, are assumed by Allstate Life under a reinsurance agreement.

The Company reinsures all of its insurance in force with Allstate Life, including business assumed on December 31, 1993 from Glenbrook Life Insurance Company, an affiliate. Contract charges, credited interest and the provision for policy benefits and other insurance reserves are 100% ceded to Allstate Life and reflected net of such cessions in the statements of income. Reinsurance recoverable from Allstate Life under reinsurance treaty and contractholder funds are reported separately in the statements of financial position.

Revenues ceded to Allstate Life consist of contract charges of $409 and $70 in 1994 and 1993, respectively. Benefits and expenses ceded to Allstate Life consist of paid benefits, credited interest and operating expenses. These benefits and expenses amounted to $26,177 and $2,162 in 1994 and 1993, respectively.

5.  INCOME TAXES
The Corporation and its domestic subsidiaries (the "Allstate Group") join with Sears and its domestic business units (the "Sears Group") in the filing of a consolidated federal income tax return (the "Sears Tax Group") and are parties to a federal income tax allocation agreement (the "Tax Sharing Agreement"). As a member of the Sears Tax Group, the Company is jointly and severally liable for the consolidated income tax liability of the Sears Tax Group.

Under the Tax Sharing Agreement, the Company will pay to or receive from the Allstate Group the amount, if any, by which the Sears Group's federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. Effectively, this results in the Company's annual income tax provision being computed as if the Company filed a separate return, except that items such as net operating losses, capital losses, foreign tax credits, investment tax credits or similar items which might not be immediately recognizable in a separate return, are allocated according to the Tax Sharing Agreement and reflected in the Company's provision to the extent that such items reduce the Sears Tax Group's federal tax liability.

Payments under the Tax Sharing Agreement generally are to be paid on each date on which a quarterly payment of estimated federal income tax is due, with any final settlement made after the consolidated return is filed. When a refund is received from the Internal Revenue Service as the result of any carryback, payment will be made to the members of the Sears Tax Group within 15 days after receipt of the refund.

In anticipation of the Distribution (see Note 1), the Allstate Group and Sears Group have entered into an agreement which governs their respective rights and obligations with respect to federal income taxes for all periods prior to the Distribution ("Consolidated Tax Years"). The agreement provides that all Consolidated Tax Years will continue to be governed by the Tax Sharing Agreement with respect to the Allstate Group's federal income tax liability and taxes payable to or recoverable from the Sears Group.

After the Distribution, the Allstate Group will no longer be included in the Sears Tax Group. The Company does not expect the impact of separation from the Sears Tax Group to be significant.

41

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

5.  INCOME TAXES (CONTINUED)
The components of the deferred income tax assets and liabilities at December 31, 1994 and 1993 are as follows:

                                                                                            1994       1993
                                                                                          ---------  ---------
Unrealized losses on fixed income securities available for sale.........................  $     602  $  --
Other...................................................................................          4
                                                                                          ---------  ---------
  Total deferred assets.................................................................        606     --
                                                                                          ---------  ---------
Unrealized gains on fixed income securities available for sale..........................                  (373)
Amortization............................................................................        (64)       (14)
Other...................................................................................                    (3)
                                                                                          ---------  ---------
  Total deferred liabilities............................................................        (64)      (390)
                                                                                          ---------  ---------
  Net deferred asset (liability)........................................................  $     542  $    (390)
                                                                                          ---------  ---------
                                                                                          ---------  ---------

The Company paid income taxes of $57 in 1994 to Allstate under the Tax Sharing Agreement. The Company had an income tax payable to Allstate of $605 and $184 at December 31, 1994 and 1993, respectively.

The Company has not established a valuation reserve as it is more likely than not that the Company will produce sufficient taxable income in the future to realize the deferred tax asset.

The components of income tax expense are as follows:

                                                                                            FOR THE
                                                                     YEAR ENDED           PERIOD FROM
                                                                     DECEMBER 31,          APRIL 1, TO
                                                                  --------------------   DECEMBER 31,
                                                                    1994       1993          1992
                                                                  ---------  ---------  ---------------
Current.........................................................  $     652  $     290     $      67
Deferred........................................................         71         17            58
                                                                  ---------  ---------         -----
Income tax expense..............................................  $     723  $     307     $     125
                                                                  ---------  ---------         -----
                                                                  ---------  ---------         -----

6.  INVESTMENTS

FAIR VALUES
The amortized cost, fair value and gross unrealized gains and losses for fixed income securities, which are designated as available for sale and carried at fair value, are as follows:

                                                                     GROSS UNREALIZED
                                                       AMORTIZED   --------------------    FAIR
AT DECEMBER 31, 1994                                     COST        GAINS     LOSSES      VALUE
----------------------------------------------------  -----------  ---------  ---------  ---------
U.S. Government and agencies........................   $  31,005   $      30  $   1,126  $  29,909
Mortgage-backed securities..........................      20,522                    624     19,898
                                                      -----------  ---------  ---------  ---------
  Totals............................................   $  51,527   $      30  $   1,750  $  49,807
                                                      -----------  ---------  ---------  ---------
                                                      -----------  ---------  ---------  ---------


AT DECEMBER 31, 1993
----------------------------------------------------
U.S. Government and agencies........................   $   9,543   $   1,066  $  --      $  10,609
                                                      -----------  ---------  ---------  ---------
                                                      -----------  ---------  ---------  ---------

42

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

6.  INVESTMENTS (CONTINUED)
SCHEDULED MATURITIES
The scheduled maturities of fixed income securities available for sale at December 31, 1994 are as follows:

                                                                    AMORTIZED COST  FAIR VALUE
                                                                    --------------  -----------
Due in one year or less...........................................    $   --         $  --
Due after one year through five years.............................           393           399
Due after five years through ten years............................        21,951        21,174
Due after ten years...............................................         8,661         8,336
                                                                         -------    -----------
                                                                          31,005        29,909
Mortgage-backed securities........................................        20,522        19,898
                                                                         -------    -----------
  Total...........................................................    $   51,527     $  49,807
                                                                         -------    -----------
                                                                         -------    -----------

Actual maturities may differ from those scheduled as a result of prepayments by the issuers.

UNREALIZED NET CAPITAL GAINS AND LOSSES
Unrealized net capital gains and losses on fixed income securities available for sale included in shareholder's equity at December 31, 1994 are as follows:

                                                          AMORTIZED     FAIR     UNREALIZED NET
                                                            COST        VALUE    GAINS/(LOSSES)
                                                         -----------  ---------  --------------
Fixed income securities available for sale.............   $  51,527   $  49,807    $   (1,720)
Deferred income taxes..................................                                   602
                                                                                      -------
  Total................................................                            $   (1,118)
                                                                                      -------
                                                                                      -------

The change in unrealized net capital gains and losses for fixed income securities is as follows:

                                                                                       FOR THE
                                                              FOR THE YEAR ENDED     PERIOD FROM
                                                                 DECEMBER 31,        APRIL 1, TO
                                                             --------------------   DECEMBER 31,
                                                               1994       1993          1992
                                                             ---------  ---------  ---------------
Fixed income securities available for sale.................  $  (2,786) $   1,076     $     (13)
Deferred income taxes......................................        975       (373)            3
                                                             ---------  ---------           ---
Change in unrealized net capital gains and losses..........  $  (1,811) $     703     $     (10)
                                                             ---------  ---------           ---
                                                             ---------  ---------           ---

43

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

6.  INVESTMENTS (CONTINUED)
INVESTMENT INCOME
Investment income by investment type is as follows:

                                                                      FOR THE             FOR THE
                                                                     YEAR ENDED         PERIOD FROM
                                                                    DECEMBER 31,        APRIL 1, TO
                                                                --------------------   DECEMBER 31,
                                                                  1994       1993          1992
                                                                ---------  ---------  ---------------
Investment income:
  Fixed income securities.....................................  $   1,984  $     729     $     395
  Short-term..................................................         48         35            13
                                                                ---------  ---------         -----
Investment income, before expense.............................      2,032        764           408
Investment expense............................................         15         11             3
                                                                ---------  ---------         -----
Investment income, less investment expense....................  $   2,017  $     753     $     405
                                                                ---------  ---------         -----
                                                                ---------  ---------         -----

REALIZED CAPITAL GAINS AND LOSSES
Gross gains of $83 were realized on sales of fixed income securities, during 1993. No gross gains or losses were realized on such sales during 1994 and 1992.

SECURITIES ON DEPOSIT
At December 31, 1994, fixed income securities with a carrying value of $7,986 were on deposit with regulatory authorities as required by law.

7.  STATUTORY FINANCIAL INFORMATION
The accompanying financial statements have been prepared on the basis of generally accepted accounting principles which vary from statutory accounting principles prescribed or permitted by regulatory authorities. The following tables reconcile net income and shareholder's equity as reported herein in conformity with generally accepted accounting principles with statutory net income and statutory capital and surplus, determined in accordance with principles prescribed or permitted by insurance regulatory authorities:

44

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

                                                                                                 NET INCOME
                                                                                    -------------------------------------
                                                                                          FOR THE             FOR THE
                                                                                         YEAR ENDED         PERIOD FROM
                                                                                        DECEMBER 31,        APRIL 1, TO
                                                                                    --------------------   DECEMBER 31,
                                                                                      1994       1993          1992
                                                                                    ---------  ---------  ---------------
Balance per generally accepted accounting principles..............................  $   1,294  $     529     $     212
  Deferred income taxes...........................................................         29          8            (9)
  Fixed income securities.........................................................        (53)        27            26
  Statutory income from January 1, 1992 to March 31, 1992.........................                                 123
  Non-admitted assets and statutory reserves......................................         15        (47)           31
                                                                                    ---------  ---------         -----
Balance per statutory accounting practices........................................  $   1,285  $     517     $     383
                                                                                    ---------  ---------         -----
                                                                                    ---------  ---------         -----

                                                                                              SHAREHOLDER'S EQUITY
                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1994       1993
                                                                                              ---------  ---------
Balance per generally accepted accounting principles........................................  $  52,658  $  13,175
  Deferred income taxes.....................................................................       (575)       530
  Fixed income securities...................................................................      1,719     (1,179)
  Non-admitted assets and statutory reserves................................................     (1,635)    (1,831)
                                                                                              ---------  ---------
Balance per statutory accounting practices..................................................  $  52,167  $  10,695
                                                                                              ---------  ---------
                                                                                              ---------  ---------

PERMITTED STATUTORY ACCOUNTING PRACTICES
Allstate and its life insurance subsidiaries prepare their statutory financial statements in accordance with accounting principles and practices prescribed or permitted by the insurance department of the applicable state of domicile. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners, as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

Allstate and its life insurance subsidiaries do not follow any permitted statutory accounting practices that have a material effect on statutory surplus or risk-based capital of any company individually or in the aggregate.

DIVIDENDS
The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements of the Company and other relevant factors. The payment of shareholder dividends by insurance companies without the prior approval of the state insurance regulator is limited to formula amounts based on net income and capital and surplus, determined in accordance with statutory accounting principles, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that the Company can distribute during 1995 without prior approval of both the Illinois and California Departments of Insurance is $5,217.

45

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

8.  FINANCIAL INSTRUMENTS
In the normal course of business, the Company invests in various financial assets and incurs various financial liabilities. The fair value of all financial assets other than fixed income securities and all liabilities other than contractholder funds approximates their carrying value as they are short-term in nature.

Fair values for fixed income securities are based on quoted market prices. The December 31, 1994 and 1993 fair values and carrying values of fixed income securities are discussed in Note 6.

The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts. Reserves on investment contracts with no stated maturities (single premium and flexible premium deferred annuities) are valued at the fund balance less surrender charge. The fair value of immediate annuities and annuities without life contingencies with fixed terms are estimated using discounted cash flow calculations based on interest rates currently offered for contracts with similar terms and duration. Contractholder funds on investment contracts had a carrying value of $696,854 at December 31, 1994 and a fair value of $670,930. The carrying value and fair value at December 31, 1993 were $154,799 and $151,595, respectively.

9.  COMMITMENTS AND CONTINGENCIES
The Company has no significant commitments or contingencies at December 31, 1994.

46

                       GLENBROOK LIFE AND ANNUITY COMPANY
                           SCHEDULE IV -- REINSURANCE
                                ($ IN THOUSANDS)

                                       YEAR ENDED DECEMBER 31, 1994
-----------------------------------------------------------------------------------------------------------
                                                                                         GROSS                  NET
                                                                                        AMOUNT      CEDED     AMOUNT
                                                                                       ---------  ---------  ---------
Life insurance in force..............................................................  $   1,250  $   1,250  $  --
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Premiums and contract charges:
  Contract charges...................................................................  $     409  $     409  $  --
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------


                                       YEAR ENDED DECEMBER 31, 1993
-----------------------------------------------------------------------------------------------------------
                                                                                         GROSS                  NET
                                                                                        AMOUNT      CEDED     AMOUNT
                                                                                       ---------  ---------  ---------
Life insurance in force..............................................................  $   1,250  $   1,250  $  --
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Premiums and contract charges:
  Life...............................................................................  $       6  $       6  $  --
  Contract charges...................................................................         70         70     --
                                                                                       ---------  ---------  ---------
                                                                                       $      76  $      76  $  --
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                                         PERIOD FROM APRIL 1, 1992
                                (DATE OF ACQUISITION) TO DECEMBER 31, 1992
-----------------------------------------------------------------------------------------------------------
                                                                                         GROSS                  NET
                                                                                        AMOUNT      CEDED     AMOUNT
                                                                                       ---------  ---------  ---------
Life insurance in force..............................................................  $   1,250  $   1,250  $  --
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Premiums:
  Life...............................................................................  $       3  $       3  $  --
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

47

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)
                    FOR THE PERIODS ENDED SEPTEMBER 30, 1995

GLENBROOK LIFE AND ANNUITY COMPANY

STATEMENTS OF FINANCIAL POSITION



                                                 September 30,      December 31,
($ in thousands)                                     1995              1994
                                                  (Unaudited)
Assets
 Investments
   Fixed income securities:
     Available for sale, at fair value
       (amortized cost $51,991 and $51,527)       $   55,397        $   49,807
   Short-term                                          2,282               924

     Total investments                               57,679             50,731

 Amounts recoverable from Allstate Life
   Insurance Company under reinsurance
   treaties                                        1,175,035           696,854
 Net receivable from affiliates                          250                88
 Other assets                                          2,684             4,007

     Total assets                                 $1,235,648        $  751,680

Liabilities
 Contractholder funds                             $1,175,035        $  696,854
 Income taxes payable                                  2,198                63
 Other liabilities and accrued expenses                  458             2,105

     Total liabilities                             1,177,691           699,022

Shareholder's equity
 Common stock, ($500 par, 42,000 shares
   authorized, issued and outstanding)                 2,100             2,100
 Additional capital paid-in                           49,641            49,641
 Unrealized net capital gains (losses)                 2,214           (1,118)
 Retained income                                       4,002             2,035

     Total shareholder equity                         57,957            52,658

     Total liabilities and shareholder equity     $1,235,648        $  751,680









See notes to financial statements.

GLENBROOK LIFE AND ANNUITY COMPANY

STATEMENTS OF INCOME



                                 Three Months Ended         Nine Months Ended
                                    September 30               September 30
($ in thousands)                  1995        1994          1995         1994
                                     (Unaudited)               (Unaudited)
Revenues
 Investment income, less
   investment expense          $   1,027    $     581     $  3,045     $   1,036

Income before income taxes         1,027          581        3,045         1,036

Income tax expense                   361          208        1,078           375

Net income                     $     666    $     373     $  1,967     $     661


See notes to financial statements.

GLENBROOK LIFE AND ANNUITY COMPANY

STATEMENTS OF CASH FLOW


                                                          Nine Months Ended
                                                             September 30,
($ in thousands)                                          1995          1994
                                                              (Unaudited)
Cash flows from operating activities:
 Net income                                            $    1,967    $      661
 Adjustments to reconcile net income to net
   cash from operating activities:
     Amortization                                             (30)          106
     Change in deferred income taxes                         (632)          146
     Changes in other operating assets and
       liabilities                                            488        (1,244)
                                                       -----------   -----------
         Net cash from operating activities                 1,793          (331)
                                                       -----------   -----------

Cash flows from investing activities:
 Fixed income securities
   Investment collections                                   1,056           499
   Investment purchases                                    (1,491)      (40,489)
 Net change in short-term investments                      (1,358)        1,022
                                                       -----------   -----------
   Net cash from investing activities                      (1,793)      (38,968)
                                                       -----------   -----------

Cash flows from financing activities:
 Capital contribution                                           0        39,000
                                                       -----------   -----------
   Net cash from financing activities                           0        39,000
                                                       -----------   -----------

Net (decrease) in cash                                          0          (299)
Cash at beginning of period                                     0           299
                                                       -----------   -----------
Cash at end of period                                  $        0    $        0
                                                       -----------   -----------
                                                       -----------   -----------


See notes to financial statements.

GLENBROOK LIFE AND ANNUITY COMPANY

NOTES TO FINANCIAL STATEMENTS


1.   Financial Statements

          The Statement of Financial Position as of September 30, 1995, the Statements of Income for the three-month and nine-month periods ended September 30, 1995 and 1994, and the Statements of Cash Flow for the nine-month periods then ended are unaudited. The interim financial statements reflect all adjustments (consisting only of normal recurring accruals) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Glenbrook Life and Annuity Company 1994 Financial Statements. The results of operations for the interim periods should not be considered indicative of results to be expected for the full year.

2.   Transactions with Affiliates

          Revenues ceded to Allstate Life Insurance Company consist of contract charges of $1,121,942 and $266,256 for the nine-month periods ended
     September 30, 1995 and 1994, respectively.   Investment income earned on
     the assets which support contractholder fund liabilities was excluded from the Company's financial statements as those assets were transferred to Allstate Life Insurance Company under the terms of reinsurance treaties. Benefits and expenses ceded to Allstate Life consist of paid benefits, credited interest on reinsured contracts and operating expenses. These benefits and expenses amounted to $48,200,122 and $16,037,252 for the nine-month periods ended September 30, 1995 and 1994, respectively.

             STATEMENT OF ADDITIONAL INFORMATION: TABLE OF CONTENTS







                                                                            Page
                                                                            ----
Additions, Deletions or Substitutions of Investments . . . . . . . . . . . . . .
Reinvestment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Purchase of Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Performance Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers) . . . . . . . .
    Premium Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Tax Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Income Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Calculation of Variable Annuity Unit Values. . . . . . . . . . . . . . . . .
General Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Incontestability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Settlements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Safekeeping of the Variable Account's Assets . . . . . . . . . . . . . . . .
Federal Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Taxation of Glenbrook Life and Annuity Company . . . . . . . . . . . . . . .
    Exceptions to the Non-Natural Owner Rule . . . . . . . . . . . . . . . . . .
    IRS Required Distribution at Death Rules . . . . . . . . . . . . . . . . . .
    Qualified Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    Types of Qualified Plans . . . . . . . . . . . . . . . . . . . . . . . . . .
Variable Account Financial Statements. . . . . . . . . . . . . . . . . . . . . .

                                   ORDER FORM





Please send me a copy of the most recent Statement of Additional Information for the Glenbrook Life and Annuity Company Separate Account A.




-----------              -----------------------------------
  (Date)                               (Name)



                         -----------------------------------
                                  (Street Address)



                         -----------------------------------
                         (City)         (State)  (Zip Code)









Send to:

Glenbrook Life and Annuity Company
Post Office Box 94042
Palatine, Illinois  60094

        Attention:  VA Customer Service Unit

                                   APPENDIX A
                             MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the Sub-account's Guarantee Period for the week preceding the establishment of the Sub-account.

N = the number of whole and partial years from the date we receive the withdrawal, or death benefit request, or from the Payout Start Date to the end of the Sub-account's Guarantee Period.

J = the Treasury Rate for a maturity of length N for the week preceding the receipt of the withdrawal request, death benefit request, or income payment request. If a Note with a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

  The Market Value Adjustment factor is determined from the following formula:

                   .9 * (I - J) * N

Any transfer, withdrawal in excess of the free withdrawal amount, or death benefit paid from a Sub-account of the Fixed Account will be multiplied by the Market Value Adjustment factor to determine the Market Value Adjustment.

                                  ILLUSTRATION

                       EXAMPLE OF MARKET VALUE ADJUSTMENT

     Purchase Payment:                                    $10,000
     Guarantee Period:                                    5 years
     Interest Rate:                                         5.50%
     Full Withdrawal:                      End of Contract Year 3

     NOTE: This illustration assumes that premium taxes were not applicable.

                  EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

           Step 1: Calculate Account Value at End of Contract Year 3:

                                           (3)
                      = 10,000.00 * (1.055)    = $11,742.41

                    Step 2: Calculate the Withdrawal Charge:

                          = .05 * (10,000.00) = $500.00

                 Step 3: Calculate the Market Value Adjustment:
                                    I= 5.50%
                                    J= 5.00%
                                    N = 730 DAYS = 2
                                    --------
                                    365 days

                 Market Value Adjustment Factor: .9 * (I - J) * N
                         = .9 * (.055 - .05) * 2 = .009

  Market Value Adjustment = Factor * Amount Subject to Market Value Adjustment:
                 = .009 * (11,742.41 - 10% (10,000.00) = $96.68

     Step 4: Calculate The Amount Received by Customers as a Result of Full Withdrawal at the end of Contract Year 3:
                    = 11,742.41 - 500.00 + 96.68 = $11,339.09


                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

           Step 1: Calculate Account Value at End of Contract Year 3:

                                           (3)
                      = 10,000.00 * (1.055)    = $11,742.41


                    Step 2: Calculate the Withdrawal Charge:
                          = .05 * (10,000.00) = $500.00

                 Step 3: Calculate the Market Value Adjustment:
                                    I= 5.50%
                                    J= 6.00%
                                   N = 730 DAYS =2
                                     --------
                                     365 days

                 Market Value Adjustment Factor: .9 * (I - J) * N
                        = .9 * (.055 - .06) * (2) = -.009

  Market Value Adjustment = Factor * Amount Subject to Market Value Adjustment
                = -.009 * ($11,742.41 - 10% (10,000.00)) = -96.68
      Step 4: Calculate The Net Withdrawal Value at End of Contract Year 3:
                    = 11,742.41 - 500.00 - 96.68 = $11,145.73

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Pursuant to Item 511 of Regulation S-K, the Registrant hereby represents that the following expenses totalling $19,600 will be incurred or are anticipated to be incurred in connection with the issuance and distribution of the securities to be registered: registration fees - $17,241.38; cost of printing and engraving - $7,000; legal fees - $10,000 (approximate); and accounting fees - $2,000.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-Laws of Glenbrook Life and Annuity Company ("Registrant") which are incorporated herein by reference as Exhibit (3), provide that Registrant will indemnify its officers and directors for certain damages and expenses that my be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

          Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          Exhibit No.         Description
          -----------         -----------

          (1)            Underwriting Agreement*
          (2)            Not Applicable
          (3)            (i)  Articles of Incorporation**
                         (ii) By-Laws*
          (4) Glenbrook Life and Annuity Company Flexible Premium Deferred Variable Annuity Contract and Application***
          (5)            Opinion of General Counsel re: Legality***
          (6)            Not Applicable
          (7)            Not Applicable
          (8)            Not Applicable
          (9)            Not Applicable
          (10) Reinsurance Agreement between Glenbrook Life and Annuity Company and Allstate Life Insurance Company*
          (11)           Not Applicable
          (12)           Not Applicable
          (14)           Not Applicable
          (15)           Not Applicable
          (16)           Not Applicable
          (21)           Not Applicable
          (23)(a)        Consent of Independent Public Accountants
          (23)(b)        Consent of Attorneys
          (24)           Powers of Attorney****
          (25)           Not Applicable
          (26)           Not Applicable
          (27)           Financial Data Schedule
          (28)           Not Applicable
          (99)           Form of Resolution of Board of Directors*

* Filed concurrently in N-4 Registration Statement No. 33-62203 filed November 22, 1995, and incorporated herein by reference thereto.
** Previously filed with Depositor's form N-4 Registration Statement No. 33-60882 dated April 9, 1993 and incorporated herein by reference thereto.
*** Previously filed in Form N-4 Registration Statement of Glenbrook Life and Annuity Company Separate Account A and incorporated herein by reference thereto.
**** Previously filed in Registrant's initial registration statement.

ITEM 17.  UNDERTAKINGS.

          The undersigned registrant, Glenbrook Life and Annuity Company, hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of Glenbrook Life and Annuity Company ("Registrant"), Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                INDEX TO EXHIBITS

The following exhibits are filed herewith:


    Exhibit No.       Description
    -----------       -----------

    (1)           Underwriting Agreement*
    (2)           Not Applicable
    (3)           (i)  Articles of Incorporation**
                  (ii) By-Laws*
    (4) Form of Glenbrook Life and Annuity Company Flexible Premium Deferred Variable Annuity Contract and Application***
    (5)           Opinion of General Counsel re: Legality***
    (6)           Not Applicable
    (7)           Not Applicable
    (8)           Not Applicable
    (9)           Not Applicable
   (10)           Reinsurance Agreement between Glenbrook Life and
                  Annuity Company and Allstate Life Insurance Company*
   (11)           Not Applicable
   (12)           Not Applicable
   (14)           Not Applicable
   (15)           Not Applicable
   (16)           Not Applicable
   (21)           Not Applicable
   (23)(a)        Consent of Independent Certified Public Accountants
   (23)(b)        Consent of Attorneys
   (24)           Powers of Attorney****
   (25)           Not Applicable
   (26)           Not Applicable
   (27)           Financial Data Schedule
   (28)           Not Applicable
   (99)           Form Resolution of Board of Directors*


* Filed concurrently in N-4 Registration Statement No. 33-62203 filed November 21, 1995, and incorporated herein by reference thereto.
**        Previously filed with Depositor's form N-4 Registration Statement No.
          33-60882 dated April 9, 1993 and incorporated herein by reference thereto.
*** Previously filed in Form N-4 Registration Statement of Glenbrook Life and Annuity Company Separate Account A and incorporated herein by reference thereto.
****      Previously filed in Registrant's initial registration statement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 (the "Act"), the registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the Township of Northfield, State of Illinois, on the 16th day of November, 1995.

                                          GLENBROOK LIFE AND ANNUITY COMPANY

(SEAL)
    Attest: */ PAUL N. KIERIG             By: */MICHAEL J. VELOTTA
            ___________________               _____________________________
            Paul N. Kierig                    Michael J. Velotta
            Assistant Secretary               Vice President, Secretary and
                                              General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following Directors and Officers of Glenbrook Life and Annuity Company on the 16th day of November, 1995.

*/ LOUIS G. LOWER, II        Chairman of the Board of Directors and
----------------------       Chief Executive Officer
   Louis G. Lower, II        (Principal Executive Officer)


*/ MICHAEL J. VELOTTA       Vice President, Secretary, General
----------------------           Counsel and Director
Michael J. Velotta


*/MARLA G. FRIEDMAN          President, Chief Operating Officer
----------------------            and Director
  Marla G. Friedman

*/G. CRAIG WHITEHEAD         Senior Vice President and Director
----------------------
  G. Craig Whitehead

*/PETER H. HECKMAN           Vice President and Director
----------------------
  Peter H. Heckman

*/ BARRY S. PAUL             Assistant Vice President and Controller
----------------------       (Principal Accounting Officer)
   Barry S. Paul

*/ By Michael J. Velotta, pursuant to Power of Attorney, previously filed.